UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material Under § 240.14a-12

CSW INDUSTRIALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Invitation to
2018 Annual Meeting
of Stockholders

Tuesday, August 14, 2018

9:00 a.m., local time

Hilton Dallas Lincoln Centre
5410 Lyndon B. Johnson Freeway
Dallas, Texas 75240

Dear Fellow Stockholder:

On behalf of your Board of Directors, I am pleased to invite you to attend CSW Industrials’ 2018 Annual Meeting of Stockholders. Whether or not you are able to attend in person, we invite you to read this year’s Proxy Statement that highlights many of our key activities and accomplishments in fiscal 2018 and presents the matters for which we are seeking your vote at the 2018 Annual Meeting.

Fiscal 2018 was a year of meaningful change for our company. While fiscal 2017 was a year of transition, as we made significant progress toward becoming an integrated, diversified industrial manufacturer, fiscal 2018 saw the substantial completion of our initial integration efforts and our movement towards a more steady state business. This included a strategic repositioning marked by our decision to divest our Coatings business and simplify our operating structure by reducing our reportable segments from three to two: Industrial Products and Specialty Chemicals. We believe this decision will allow us to enhance our operating results and better align our resources to support our ongoing business strategy. Within our continuing operations, we were pleased to deliver solid revenue and earnings growth and very strong operating cash flow for our stockholders.

As described further in this year’s Proxy Statement, we believe we have demonstrated our continuing commitment to sound governance practices and enhanced disclosure. In particular, within Proposal 3 our Board of Directors is asking stockholders to approve amendments to our charter that will remove existing supermajority voting requirements. Additionally, within the Executive Compensation section, we describe our stockholder outreach efforts and the compensation program changes our Board of Directors made in fiscal 2018 based on stockholder feedback.

Your vote is very important to us and to our business. Prior to the meeting, I encourage you to vote using the Internet. You may also vote by telephone or by signing and returning your proxy card by mail, so that your shares will be represented and voted at the meeting. You can find instructions on how to vote beginning on page 9.

I hope to see you at the meeting. Thank you in advance for voting and for your continued support of CSW Industrials.

Very truly yours,

Joseph B. Armes

Chairman, CEO and President

Table of Contents

PROXY SUMMARY	5
PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS	8
Solicitation	8
Voting	9
Stockholder Proposals and Nominations	10
PROPOSAL ONE: ELECTION OF DIRECTORS	11
Required Vote and Recommendation	11
Board of Directors — Biographical Information	12
Role of the Board; Corporate Governance Matters	15
Committees of the Board	16
Board of Directors Compensation	18
Compensation Committee Interlocks and Insider Participation	19
SENIOR MANAGEMENT	20
EXECUTIVE COMPENSATION	21
Compensation Discussion and Analysis	21
Annual Executive Compensation Program Review and Compensation Risk	37
Compensation & Talent Development Committee Report	37
Summary Compensation Table	38
2018 Grants of Plan-Based Awards	40
Outstanding Equity Awards at Year-End 2018	41
2018 Option Exercises and Stock Vested	42
2018 Pension Benefits	42
Potential Payments upon Termination or Change-In-Control	42
CEO Pay Ratio	45
PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION	46
Required Vote and Recommendation	47
EQUITY COMPENSATION PLAN INFORMATION	48
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	49
SECURITY OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS	50

2018 Proxy Statement	2

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	51
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52
PROPOSAL THREE: AMEND THE CHARTER TO REMOVE SUPERMAJORITY VOTE REQUIREMENTS	53
Reasons for Removing Supermajority Vote Requirements	53
Required Vote and Recommendation	53
PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019	54
Required Vote and Recommendation	54
REPORT OF THE AUDIT COMMITTEE	55
OTHER AUDIT INFORMATION	56
Relationship with Independent Registered Public Accounting Firm	56
Audit and Non-Audit Fees and Services	56
Audit Committee Approval Policy	56
OTHER MATTERS	57
ANNEX A CHARTER AMENDMENTS TO REMOVE SUPERMAJORITY VOTE REQUIREMENTS	A-1
ANNEX B BYLAWS AMENDMENT TO REMOVE SUPERMAJORITY VOTE REQUIREMENT	B-1

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Notice of
Annual Meeting
of Stockholders

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of CSW Industrials, Inc. (the “Company”) will be held on Tuesday, August 14, 2018, at 9:00 a.m., local time, at the Hilton Dallas Lincoln Centre, which is located at 5410 Lyndon B. Johnson Freeway, Dallas, Texas 75240. Directions to the Annual Meeting and a map of the area are included in the proxy materials on the inside back cover and are also available online at www.proxyvote.com.

Stockholders of record of the Company’s common stock, par value $0.01 per share, at the close of business on June 28, 2018, are entitled to notice of and to vote at the Annual Meeting. This notice and the enclosed proxy statement are first being mailed to stockholders on our about July    , 2018.

At the Annual Meeting, stockholders will vote on the following matters either in person or by proxy:

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the election of two directors to serve an annual term expiring at the 2019 annual meeting of stockholders;

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an advisory vote to approve the Company’s executive compensation, or the “say on pay” vote;

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amendments to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), which will remove existing supermajority vote requirements;

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the ratification of the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2019; and

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the transaction of any other business properly presented at the Annual Meeting.

The enclosed proxy statement contains other important information that you should read and consider before you vote. The proxy statement and annual report to stockholders and any other proxy materials are available at www.proxyvote.com. For additional related information, please refer to the “Important Notice of Electronic Availability of Materials for the Stockholder Meeting to be held on August 14, 2018” in the enclosed proxy statement.

Your vote is important, and whether or not you plan to attend the Annual Meeting, your prompt cooperation in voting is greatly appreciated. We encourage you to vote using the Internet. You may also vote by telephone or by mail. Instructions regarding all three methods of voting are included in the proxy card and the proxy statement.

Thank you in advance for voting and for your support of the Company.

By Order of the Board of Directors,

Luke E. Alverson

Senior Vice President,
General Counsel and Secretary

July    , 2018

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find additional information in this proxy statement.

2018 Annual Meeting of Stockholders

Date and Time:	August 14, 2018, 9:00 a.m., local time
Record Date:	June 28, 2018
Location:	Hilton Dallas Lincoln Centre, 5410 Lyndon B. Johnson Freeway, Dallas, Texas 75240

Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR each Director Nominee	11
Advisory Vote on Executive Compensation	FOR	46
Charter Amendments to Remove Supermajority Vote Requirements	FOR	53
Ratification of Auditors	FOR	54

How to Vote (page 9)

You can vote by any of the following methods:

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Internet (www.proxyvote.com) until August 13, 2018

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Telephone (1-800-690-6903) until August 13, 2018

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Completing, signing and returning your proxy or voting instruction card before August 13, 2018

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In person, at the annual meeting, if you are a registered stockholder. You may deliver a completed proxy card or vote by ballot at the meeting after presenting a valid, government-issued photo identification card.

Governance Highlights

Board Independence	■ Six of our seven Board members are independent ■ Our Chairman and CEO is our only management director
Board Composition
■

The Board regularly assesses and evaluates its performance and the performance of its committees

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The Nominating & Corporate Governance Committee leads the full Board in considering Board competencies in light of Company strategy

Board Committees	■ We have three committees — Audit; Compensation & Talent Development; and Nominating & Corporate Governance ■ All committees are composed entirely of independent directors
Leadership Structure
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Our lead independent director works closely with our Chairman and CEO in fulfilling responsibilities and duties

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Among other duties, our lead independent director chairs executive sessions of the independent directors

Risk Oversight
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Our Board is responsible for enterprise risk oversight and has designated committees to have specific oversight of certain key risks

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Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks

Open Communication	■ We encourage open communication and strong working relationships among the lead independent director, Chairman and other directors ■ Our directors have access to management and employees
Director Stock Ownership	■ Our directors are required to own five times their annual base retainer

2018 Proxy Statement	5

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Board Nominees (page 12)

Name	Age	Director Since	Occupation	Committee Memberships	Other Public Company Boards
Joseph B. Armes	56	2015	Chairman, CEO and President, CSW Industrials, Inc.	None	RSP Permian, Inc.
Robert M. Swartz	66	2015	Independent Corporate Director	Nominating & Corporate Governance Committee (Chair); Audit Committee	None

Senior Management (page 20)

Name	Age	Position	Since	Previous Position
Joseph B. Armes*	56	Chairman, CEO and President	September 2015 (President since February 2018)	Chairman and CEO, Capital Southwest Corporation
Gregg W. Branning*	57	Executive VP, CFO	June 2016	Senior VP, CFO, Myers Industries, Inc.
Luke E. Alverson*	40	Senior VP, General Counsel and Secretary	February 2016	VP, Corporate Legal Services and Asst. Secretary, Flowserve Corp.
Craig J. Foster	52	Senior VP & GM, Specialty Chemicals	January 2016	VP & GM, Zeon Chemicals
Don J. Sullivan	55	Senior VP & GM, Industrial Products	January 2016	COO, RectorSeal
* Denotes executive officer

Executive Compensation Highlights (page 21)

Objectives and Principles

Our key compensation objectives are to attract and retain key leaders, reward current performance, drive future performance and align the long-term interests of our executives with those of our stockholders. We use the following principles to effect these objectives:

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Compensation Should be Primarily Performance-Based — a significant portion of our executives’ total compensation should be tied to how well they perform individually and should be “at risk” based on how well the Company performs compared to our business objectives.

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Performance-Based Incentive Compensation Should Have External Benchmarks — we believe internal performance metrics without comparison to a relevant external benchmark yields an incomplete measure of Company performance.

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Compensation Levels Should be Market Competitive — our executive compensation program is compared to relevant market compensation survey data to ensure we encourage building long-term stockholder value and attract and retain the right talent.

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Incentive Compensation Should Represent the Majority of Total Compensation — most of an executive’s total target compensation should be based on incentives, and the proportion of an executive’s total compensation that is “at risk” based on individual or Company performance should increase with the scope and level of responsibilities.

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Incentive Compensation Should Balance Short-Term and Long-Term Performance — we use annual cash incentive opportunities and equity-based awards to balance the Company’s short- and long-term performance objectives.

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The Executive Compensation Program Should be Reviewed Annually for Effectiveness — our Compensation & Talent Development Committee conducts an annual review of all executive compensation program components to ensure alignment with our compensation objectives.

Executive Compensation Program Elements

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Component	Form	Description
Base Salary	Cash	Fixed cash compensation based on responsibilities of the position and generally set at levels below the 50th percentile of companies within a comparator peer group and the broader market
Annual Incentive	Performance Cash Award	Annual cash incentive for achievement of pre-determined financial and individual performance metrics; payment ranges from 0% to 200% of target award
Long-Term Incentive	Performance Shares (50% of total grant value)	Cliff vests at end of a three-year period at 0% to 200% of award value based on TSR performance relative to the Russell 2000 Index, no voting rights until vesting
	Restricted Stock (50% of total grant value)	Vests ratably over a three-year period, has voting rights and eligible to receive dividends (if any) from date of grant
Other	Health, Welfare and Retirement Programs	Executives participate in benefit programs that are offered to other salaried employees, including: ■ Employee Stock Ownership Plan ■ Qualified 401(k) Plan
	Severance Benefits	Standardized benefits for executive officers in the event of termination without cause by the Company or for good reason by the executive
	Change-in-Control Benefits	Standardized “double trigger” severance benefits for executive officers in the event of termination following a change in control
	Other Benefits	No perquisites offered, other than those generally provided to all employees

Fiscal 2018 Executive Total Target Compensation Mix

Fiscal 2018 Executive Compensation Summary (page 38)

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph B. Armes Chairman, CEO & President	2018	512,500	1,766,741	978,518	14,770	56,365	3,328,894
Gregg W. Branning Executive VP, CFO	2018	307,500	507,776	246,523	─	51,421	1,113,200
Luke E. Alverson Senior VP, General Counsel & Secretary	2018	281,875	280,903	142,892	─	55,880	761,500
Christopher J. Mudd(1) Former President and COO	2018	320,833	758,825	─	─	502,972	1,582,630
(1) Mr. Mudd’s employment with the Company ended on February 28, 2018.

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PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Solicitation

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of CSW Industrials, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Tuesday, August 14, 2018, at the Hilton Dallas Lincoln Centre, 5410 Lyndon B. Johnson Freeway, Dallas, Texas 75240, and at any adjournments or postponements of this scheduled meeting. The use of “we,” “us” or “our” in this proxy statement refers to the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 14, 2018

Pursuant to Securities and Exchange Commission (“SEC”) rules, we may furnish proxy materials, including this proxy statement and the Company’s annual report for the year ending March 31, 2018, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which was mailed to most of our stockholders, will explain how you may access and review the proxy materials and how you may submit your proxy on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Stockholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and are receiving the proxy materials in the format requested.

This proxy statement and the Company’s annual report for the year ended March 31, 2018 are also available electronically at www.proxyvote.com.

To access and review the materials electronically:

1.

Have your proxy card or voting instructions available.

2.

Go to www.proxyvote.com and input the 12-digit control number from the proxy card.

3.

Click the “2018 Proxy Statement” in the right column.

We encourage you to review all of the important information contained in the proxy materials before voting. If you would like to attend the Annual Meeting in person, please refer to the inside back cover of this proxy statement or www.proxyvote.com for directions to the meeting.

The proxy materials are being mailed to stockholders on or about July 5, 2018.

Cost of Proxy Solicitation

The solicitation of proxies is made by our Board and will be conducted primarily by mail. Brokerage firms and other custodians, nominees and fiduciaries are reimbursed by the Company for reasonable out-of-pocket expenses that they incur to send proxy materials to stockholders and solicit their votes. In addition to this mailing, proxies may be solicited, without extra compensation, by our officers and employees, by mail, telephone, facsimile, electronic mail and other methods of communication. The Company bears the full cost of soliciting proxies. The Company has also retained Kingsdale Advisors for certain advisory services and to aid in the solicitation of proxies and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common stock, par value $0.01 per share (“common stock”). For these services, the Company will pay Kingsdale Advisors a fee of $22,500 plus reimbursement for reasonable out-of-pocket expenses.

Stockholders Sharing an Address

To reduce the expenses of delivering duplicate proxy materials, we deliver one annual report and proxy statement to multiple stockholders sharing the same mailing address unless otherwise requested. We will promptly send a separate annual report and proxy statement to a stockholder at a shared address upon request at no cost. Stockholders with a shared address may also request that we send a single copy in the future if we are currently sending multiple copies to the same address. Requests related to delivery of proxy materials may be made by calling Investor Relations at 203.682.8311 or by writing to CSW Industrials, Inc., Attention: Investor Relations, 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240. Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or similar organization to request information about this “householding” procedure.

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Voting

Who May Vote and Number of Votes

If you are a stockholder of record at the close of business on June 28, 2018 (the “Record Date”), you may vote on the matters proposed in this proxy statement. You have one vote for each share you own.

Quorum for the Meeting

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented in person or by proxy constitutes a quorum. A quorum is necessary to conduct business at the Annual Meeting. You are part of the quorum if you have voted. Shares that the holder abstains from voting on a particular proposal are counted as present at the meeting for purposes of determining a quorum.

Broker non-votes are also counted as present for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares in “street name” for a beneficial owner is represented in person or by proxy at the meeting but does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner and cannot or chooses not to vote the shares in its discretion for that particular proposal.

Counting of Votes

The voting standards required to elect directors and approve the other proposals, as well as the treatment of abstentions and broker non-votes, are described with each proposal under the respective “Required Vote and Recommendation” heading.

If your shares are held through a broker, your vote instructs the broker how you want your shares to be voted. If you vote on each proposal, your shares will be voted in accordance with your instructions. Brokers may vote shares they hold in “street name” on behalf of beneficial owners who have not voted with respect to certain “routine” matters. The proposal to ratify the appointment of Grant Thornton LLP (Proposal Four) is considered a routine matter, so brokers may vote shares on this matter in their discretion if no voting instructions are received. However, the election of directors (Proposal One), the advisory vote on executive compensation (Proposal Two), and the vote on amendments to our Charter to remove supermajority voting provisions (Proposal Three) are NOT considered routine matters, so brokers have no discretion to vote shares for which no voting instructions are received, and no vote will be cast if you do not vote on those items. We therefore urge you to vote FOR on all voting items.

The advisory vote on executive compensation is non-binding, meaning that our Board is not obligated to take any actions, or to adjust our executive compensation programs or policies, as a result of the vote.

There are no dissenters’ rights of appraisal with respect to the matters to be acted upon at the meeting.

At the close of business on the Record Date,        shares of common stock were issued and outstanding (excluding treasury shares) that may be voted at the Annual Meeting.

How to Vote

Voting by Holders Whose Shares are Registered in the Name of a Brokerage Firm or Bank. If your shares are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares to confirm their stockholder status for entry into the Annual Meeting.

Voting by Holders for Whose Shares are Registered Directly in the Name of Stockholder. If you hold your shares in your own name as a holder of record, you must vote your shares in person at the Annual Meeting or instruct the proxy holders named on the proxy card how to vote your shares by either (i) using the Internet website or the toll-free telephone number set forth below or (ii) signing, dating and mailing the enclosed proxy card to our independent proxy tabulation firm, Broadridge Investor Communications Services (“Broadridge”), in the enclosed envelope. Each of these voting methods is described below:

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Vote by Internet. You have the option to vote using the Internet at www.proxyvote.com by following the on-screen instructions that will direct you how to vote your shares. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on August 13, 2018. Have your proxy card available when you access the Internet website. IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN A PROXY CARD.

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Vote by Telephone. You have the option to vote by telephone by calling 1.800.690.6903 toll-free from the United States and Canada and following the series of voice instructions that will direct you how to vote your shares. Have your proxy card available when you place your telephone call. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on August 13, 2018. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN A PROXY CARD.

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Vote by Mail. You may mark the enclosed proxy card, sign and date it and return it to Broadridge in the enclosed envelope as soon as possible before the Annual Meeting. Your signed proxy card must be received by Broadridge prior to the date of the Annual Meeting for your vote to be counted at the Annual Meeting.

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Vote in Person. If you are a registered stockholder and attend the Annual Meeting in person, you may deliver a completed proxy card or vote by ballot at the Annual Meeting upon presentation of valid, government issued photo identification.

Changing Your Vote

If you are a registered stockholder, you may revoke your proxy at any time before it has been exercised at the Annual Meeting by:

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timely mailing in a revised proxy dated later than the prior submitted proxy;

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timely notifying the Corporate Secretary in writing that you are revoking your proxy;

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timely casting a new vote by telephone or the Internet; or

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appearing in person and voting by ballot at the Annual Meeting.

If you are a beneficial stockholder, please contact your bank, broker or nominee for instructions on how to change your vote.

Vote Tabulations

Tabulation of voted proxies will be handled by Broadridge, an independent firm. Broadridge is the inspector of elections for the Annual Meeting.

Stockholder Proposals and Nominations

The rules of the SEC provide that certain stockholder proposals may be eligible for inclusion in our 2019 proxy statement. These stockholder proposals must comply with the requirements of Rule 14a-8, including a requirement that stockholder proposals be received by the Corporate Secretary no later than March 7, 2019. We strongly encourage any stockholder interested in submitting a proposal to contact the Corporate Secretary in advance of this deadline to discuss the proposal. The Nominating & Corporate Governance Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals.

Alternatively, under the Company’s Bylaws, if a stockholder does not want to submit a proposal for inclusion in our proxy statement but wants to introduce it at our 2019 annual meeting of stockholders, or intends to nominate a person for election to the Board directly (rather than by recommending such person as a candidate to our Nominating & Corporate Governance Committee as described below under “Board of Directors—Committees of the Board — Nominating & Corporate Governance Committee”), the stockholder must submit the proposal or nomination in writing between April 16, 2019 and May 16, 2019. If, however, the 2019 annual meeting of stockholders is held more than 30 days before or more than 30 days after the anniversary of the 2018 Annual Meeting, the stockholder must submit any such proposal no later than the 90th calendar day prior to the 2019 annual meeting of stockholders or 10 days following the date on which the date of the 2019 annual meeting of stockholders is publicly announced. The stockholder’s submission must be made by a registered stockholder on his or her behalf or on behalf of a beneficial owner of the shares, and must include detailed information specified in our Bylaws concerning the proposal or nominee, as the case may be, and detailed information as to the stockholder’s interests in Company securities. We will not entertain any proposals or nominations at the 2019 annual meeting of stockholders that do not meet these requirements.

If the stockholder does not comply with the requirements of the SEC, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Company’s Bylaws are posted on our website at www.cswindustrials.com under the “Investors — Corporate Governance” caption. To make a submission or to request a copy of the Company’s Bylaws, stockholders should contact our Corporate Secretary at the following address:

CSW Industrials, Inc.
5420 Lyndon B. Johnson Freeway, Suite 500
Dallas, Texas 75240
Attention: Corporate Secretary

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PROPOSAL ONE: ELECTION OF DIRECTORS

The Company’s Board currently consists of seven directors. At the 2017 annual meeting of stockholders, our stockholders approved amendments to our governing documents that eliminated the classified structure of the Board and left unaffected the existing terms of directors elected under our prior three-class structure. Board members with terms expiring at this year's Annual Meeting and at future annual meetings will be elected for a one-year term.

Accordingly, the Board has nominated Joseph Armes and Robert Swartz, whose terms of office are expiring at this 2018 Annual Meeting, to serve a one-year term that will expire at the 2019 annual meeting of stockholders. Biographical information regarding the nominees is provided below under the headings “Board of Directors—Biographical Information—Nominees to Serve a Term Expiring at the 2019 Annual Meeting of Stockholders.”

Required Vote and Recommendation

Our Bylaws require that, in an uncontested election, each director nominee will be elected by a majority of the votes cast in person or represented by proxy. A majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of votes “withheld” from that nominee. We will not treat any share as having cast a vote on this proposal (a) if the ballot is otherwise present at the Annual Meeting but there is an abstention, or (b) where a stockholder gives no authority or direction. In a contested election, the directors will be elected by a plurality of the votes cast, meaning the nominees receiving the largest number of “for” votes will be elected to the open positions.

In an uncontested election, any nominee for director who duly holds office as a director under the Bylaws and does not receive an affirmative vote of a majority of the votes cast is required to tender his or her resignation promptly after such election. The independent directors of the Board, giving due consideration to the best interests of the Company and our stockholders, will then evaluate the relevant facts and circumstances and make a decision, within 30 days after election results are certified, on whether to accept the tendered resignation. Any director whose resignation is under consideration is prohibited from participating in the Board’s decision. The Board will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation. The Board may fill any vacancy resulting from a director’s accepted resignation, as provided in our Bylaws.

The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” the election of these nominees unless you instruct otherwise or you withhold authority to vote for any one or more of them. If any director is unable to stand for re-election, the Board may reduce the number of directors or choose a substitute. The nominees have indicated their willingness to serve as a director, and we have no reason to believe the nominees will not be able to stand for re-election.

The Board recommends that you vote “FOR” the election of Mr. Armes and Mr. Swartz to serve as directors.

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Board of Directors — Biographical Information

Nominees to Serve a Term Expiring at the 2019 Annual Meeting of Stockholders

JOSEPH B. ARMES

Age 56
Director since September 2015

Experience

Mr. Armes has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since September 2015, and as President of the Company since February 2018. Prior to the Company’s spin-off from Capital Southwest Corporation, a capital provider to middle market companies, in September 2015, Mr. Armes served as the Chief Executive Officer and President of Capital Southwest Corporation from June 2013 to September 2015. Since December 2013, Mr. Armes has served as a board member and as audit committee chairman for RSP Permian, Inc., an independent oil and natural gas exploration and production company. Prior to 2005, Mr. Armes served as Executive Vice President, Chief Financial Officer and General Counsel of Hicks Sports Group, LLC, an owner and manager of various professional sports teams; Rangers Equity Holdings GP LLC, a subsidiary of Hicks Sports Group LLC, had an involuntary bankruptcy petition filed against it in the U.S. Bankruptcy Court for the Northern District of Texas on May 28, 2010.

Key Skills and Qualifications

We believe Mr. Armes is well qualified to serve as a director due to his position as the Company’s Chief Executive Officer, which provides the Board with intimate knowledge of the Company’s day-to-day operations. Mr. Armes also has broad executive and board leadership experience, compliance and governance expertise, and extensive corporate development experience, which supports the Company’s strategic growth plans.

ROBERT M. SWARTZ

Age 66
Director since September 2015
Independent, Lead Independent Director

Committees

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Nominating & Corporate Governance, Chair

■

Audit

Experience

From January 2011 until June 2016, Mr. Swartz served as the Executive Vice President and Chief Operating Officer for Glazer’s, Inc., a privately held distributor of wines and spirits, until Glazer’s combination with Southern Wine and Spirits. From July 2016 through December 2016, Mr. Swartz oversaw the integration of the combined company, Southern Glazer’s Wine and Spirits of America. Since January 2017, Mr. Swartz has served as a member of the board of managers of Glazer’s Beer & Beverage, LLC. Previously, Mr. Swartz was Managing Director and Partner of Hicks Equity Partners LLC, a privately held investment firm. Since 2011, Mr. Swartz has served on the board of directors of Environmental Pest Services LLC. From September 2009 to March 2015, Mr. Swartz served on the board of directors of Resolute Energy Corporation, and from 2011 through 2015, served on the board of directors of Ocular LCD, Inc. Mr. Swartz also served in various executive positions at Centex Corporation from 1999 to 2007.

Key Skills and Qualifications

We believe Mr. Swartz is well qualified to serve as a director due to his experience and expertise in corporate development, finance and accounting. Mr. Swartz also has extensive executive and board leadership experience as well as deep operational expertise.

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Directors Serving a Term Expiring at the 2019 Annual Meeting of Stockholders

MICHAEL R. GAMBRELL

Age 64
Director since September 2015
Independent

Committees

■

Nominating & Corporate Governance

Experience

Mr. Gambrell is a former Executive Vice President of The Dow Chemical Company, a publicly traded chemicals company, and served as an advisor to the Chairman and CEO of Dow from 2011 to 2012. He retired in December 2012 after serving 37 years with Dow. During his time at Dow, Mr. Gambrell served on the company’s Executive Leadership Committee, Strategy Board, Sustainability Team and Geographic Leadership Council, and he is an ex officio member of Dow’s board of director’s Environment, Health and Safety Committee. In 2012, Mr. Gambrell founded GamCo, LLC, a privately-held company providing advisory services to public, private equity, and start-up companies as well as non-profit organizations. From 2012 to 2015, he served as Chairman of the Campbell Institute, and also served as a director and member of the Executive Committee and Strategic Planning Committee of the National Safety Council from 2011 to 2015. Mr. Gambrell formerly served as a director of TRW Automotive Inc. and as a member of the TRW audit committee, from 2007 until the company’s sale in 2015. He is also a Director Emeritus of the US-India Business Council. Mr. Gambrell served as a member of The University of Michigan Engineering Advisory Council from 2006 to 2012. From 2010 to 2012, Mr. Gambrell served on the U.S. Department of Commerce Manufacturing Council, which advises the Secretary of Commerce on matters related to the competitiveness of the U.S. manufacturing sector.

Key Skills and Qualifications

We believe Mr. Gambrell is well qualified to serve as a director due to his executive and board leadership experience and extensive knowledge of the chemicals industry, which provide a deep understanding of the Company’s products, customers, end markets, competitive landscape, and operational challenges and opportunities. In addition, Mr. Gambrell has extensive corporate development experience and integration expertise, as well as his knowledge and experience in addressing health, safety and environmental issues, which provide unique insight to the Company’s strategic growth plans.

TERRY L. JOHNSTON

Age 60
Director since January 2017
Independent

Committees

■

Audit

■

Nominating & Corporate Governance

Experience

Mr. Johnston currently serves as Executive Vice President and Chief Operating Officer of the Commercial Segment of Lennox International Inc., a leading international provider of heating and cooling systems and technologies for residential and commercial applications. Mr. Johnston has served in his current role since January 2013 and has held roles of increasing responsibility with Lennox International since joining in 2001. Prior to his time with Lennox International, Mr. Johnston spent 20 years with General Electric Company, serving primarily in marketing and commercial leadership roles.

Key Skills and Qualifications

We believe Mr. Johnston is well qualified to serve as a director due to his executive leadership experience and extensive knowledge of the Company’s served industrial markets. In addition, Mr. Johnston has extensive strategic planning experience and operational and commercial expertise, which positions him well to support the Company’s growth strategy and manufacturing optimization focus.

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J. KENT SWEEZEY

Age 65
Director since December 2016
Independent

Committees

■

Audit

■

Compensation & Talent Development

Experience

Mr. Sweezey is a founding partner of Turnbridge Capital, LLC, an energy services, equipment and infrastructure-focused private equity firm, which was founded in 2008. He currently serves as a member of the boards of directors of Impact Selector, Inc. and DeBusk Services Group. Prior to co-founding Turnbridge Capital, Mr. Sweezey served as the Managing Partner of Centre Southwest Partners, LLC, a middle-market private equity firm focused primarily on energy services and equipment-related investments. Prior to his time with Centre Southwest Partners, Mr. Sweezey was with Donaldson, Lufkin & Jenrette (“DLJ”) and its successor firm, Credit Suisse First Boston, from 1984 to 2002, serving most recently as a managing director, where he focused on transactions for companies in the energy sector, as well as companies in the consumer products, building products, and manufacturing sectors. Mr. Sweezey was also involved in DLJ’s early principal investing activities through its investments in Seven-Up Company, Dr Pepper/Seven-Up Companies, and Dr Pepper Bottling Company of Texas, where he served on the board of directors from 1989 to 1999.

Key Skills and Qualifications

We believe Mr. Sweezey is well qualified to serve as a director due to his executive leadership experience, strategic acquisition and financial expertise, and governance expertise. His extensive experience in corporate development matters positions him well to support the execution of the Company’s growth strategy and capital allocation plans.

Directors Serving a Term Expiring at the 2020 Annual Meeting of Stockholders

LINDA A. LIVINGSTONE, PH.D.

Age 57
Director since September 2015
Independent

Committees

■

Compensation & Talent Development, Chair

Experience

Dr. Livingstone is currently the President of Baylor University, a position she has held since June 2017. From August 2014 through May 2017, she served as Dean of The George Washington University School of Business, and she previously served as Dean of the Graziadio School of Business and Management at Pepperdine University from June 2002 through July 2014. Dr. Livingstone began her academic career at Baylor University, where she served for eleven years as an Assistant and then Associate Professor of Management and most recently as Associate Dean for Graduate Programs. From 2010 to 2016, Dr. Livingstone served as a member of the Board of Directors for the Association to Advance Collegiate Schools of Business, the preeminent international accrediting body for business schools, including serving as chair of the Board of Directors from 2014 to 2015.

Key Skills and Qualifications

We believe Dr. Livingstone is well qualified to serve as a director due to her extensive experience as an administrator and educator in the field of business administration, which provide a valuable perspective on organizational development, strategic planning, corporate governance, compliance, executive compensation and leadership development matters.

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WILLIAM F. QUINN

Age 70
Director since September 2015
Independent

Committees

■

Audit Committee, Chair

■

Compensation & Talent Development

Experience

From April 2009 through September 2015, Mr. Quinn served as Executive Chairman and Founder of American Beacon Advisors, a registered Investment Advisor and mutual fund advisory firm. Mr. Quinn also serves as Independent Trustee of the National Railroad Retirement Investment Trust, and he was appointed Chairman of the Dallas Police & Fire Pension Fund Board in September 2017. Mr. Quinn served as President and CEO of American Beacon Advisors from the time the firm was created in 1986 until 2009. Mr. Quinn joined American Airlines’ former subsidiary, Sky Chefs Inc., in 1974 and became Vice President and Controller in 1978. He served as Assistant Treasurer of American Airlines from 1979 to 1986 with responsibility for overseeing and managing the American Airlines short-term cash portfolio and pension funds. Prior to joining American Airlines, Mr. Quinn worked for Arthur Young & Company in New York. Mr. Quinn is a former Chairman of the Committee for the Investment of Employee Benefits (CIEBA), a nationally recognized organization of large corporate pension funds. In prior roles, he has served on the boards of the American Airlines Federal Credit Union, Crescent Real Estate Equities, Inc., the publicly traded Special Acquisition Companies affiliated with Thomas Hicks and the American Beacon mutual funds.

Key Skills and Qualifications

We believe Mr. Quinn is well qualified to serve as a director due to his extensive financial, accounting, and compensation and benefits expertise. Mr. Quinn also has broad executive and board leadership experience and compliance and governance expertise.

Role of the Board; Corporate Governance Matters

The Board has a duty to oversee the Chief Executive Officer and other members of senior management in the competent and ethical operation of the Company and to help ensure that our stockholders’ best interests are being served. In its efforts to satisfy this duty, the Board has established Corporate Governance Guidelines designed to promote effective oversight of the Company’s business affairs. The Board monitors and updates these Guidelines as it deems appropriate.

The Guidelines set parameters for the director selection process and the composition of the Board and its committees. The Guidelines also determine the formal process for review and evaluation of the Chief Executive Officer, as well as succession planning and management development. The Guidelines further establish policies for director compensation and review of individual directors and the Board’s performance. The Guidelines also require a director who is also a Company employee to offer his or her resignation when such director’s employment with the Company ends. Additionally, these Guidelines establish age limits for directors.

Further, the Guidelines require that a majority of the Board members satisfy applicable independence requirements set forth in NASDAQ listing rules and under applicable law. Only those directors who have no material relationship with the Company (except in his or her role as a director) are deemed independent. The Board has determined that, other than Mr. Armes, the Company’s Chairman, Chief Executive Officer and President, each member of the Board meets the independence standards set forth in the applicable rules of the SEC and NASDAQ.

The Company’s Corporate Governance Guidelines, as well as the Company’s Code of Business Conduct and Ethics, are available on the Company’s website at www.cswindustrials.com under the “Investors — Corporate Governance” caption.

Board Leadership Structure and Risk Oversight

The Board believes that it is important to retain flexibility to allocate the responsibilities of the positions of Chairman of the Board and Chief Executive Officer in a manner that it believes is in the best interests of the Company and its stockholders. The Board does not have a policy with respect to whether the Chief Executive Officer should also serve as Chairman. Rather, the Board considers this issue as part of the succession planning process and makes this decision based on its evaluation of current circumstances and the needs of the Company at any time it is considering the Chief Executive Officer role. Based on Mr. Armes’ significant knowledge of the Company, the Board has concluded that combining the roles of Chairman and Chief Executive Officer is in the best interests of the Company and its stockholders at this time to promote the pursuit of the Company’s business objectives and strategic growth plans.

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The Board also believes in the importance of placing an independent director in a position of leadership and oversight, and has appointed Mr. Swartz as the lead independent director of the Board. Among other responsibilities, the lead independent director convenes and chairs regular and special executive sessions of the independent directors and serves as a liaison between the independent directors and our Chairman and CEO, facilitating a more efficient exercise of the Board’s fiduciary duties in the current structure. We also believe the lead independent director further enhances independent oversight by providing input on the Board’s annual schedule and collaborating with the Chairman and CEO on the agendas for all Board meetings. Additionally, the lead independent director provides support and advice to the Chairman and CEO, reinforcing the reporting relationship, and accountability, of the Chief Executive Officer to the Board.

The Company’s Chief Executive Officer and other members of senior management are responsible for the ongoing assessment and management of the risks the Company faces, including risks relating to capital structure, liquidity and credit, financial reporting and public disclosure, operations and governance. The Board and each of the Board’s three committees (the Audit Committee, Compensation & Talent Development Committee and Nominating & Corporate Governance Committee) oversee senior management’s policies and procedures in addressing these and other risks that fall within the scope of the Board’s and its committees’ respective areas of oversight responsibility. For example, the Board directly oversees risk management relating to strategic planning and risk management relating to capital structure and liquidity, the Nominating & Corporate Governance Committee directly oversees risk management relating to director independence and corporate governance, and the Compensation & Talent Development Committee directly oversees risk management relating to executive compensation, organizational design and leadership succession planning. Additionally, the Audit Committee directly oversees risk management relating to financial reporting and public disclosure and legal and regulatory compliance and reviews and discusses the process by which the Board and its committees oversee senior management’s exercise of risk management responsibilities. The Board is regularly informed through committee reports of each committee’s activities in overseeing risk management within their respective areas of oversight responsibility.

Meetings of the Board

The Board held eight meetings in fiscal 2018. Executive sessions of non-employee directors are normally held at each regular Board meeting. Any non-employee director may request that additional executive sessions be scheduled. In fiscal 2018, each director attended at least 75% of the meetings of the Board and the committees on which he or she served during the period for which he or she was a director.

Annual Meeting of Stockholders

The Company encourages all directors to attend the annual meeting of stockholders, though the Company does not have a specific policy with respect to director attendance. All of the Company’s directors attended the 2017 annual meeting of stockholders.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with the Board directly by writing to: Robert Swartz, Lead Independent Director, c/o CSW Industrials’ Corporate Secretary, CSW Industrials, Inc., 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240. All such communications will be delivered to our lead independent director.

Committees of the Board

The Board maintains an Audit Committee, a Compensation & Talent Development Committee (“Compensation Committee”) and a Nominating & Corporate Governance Committee (“N&CG Committee”). Only independent directors are eligible to serve on these standing Board committees. Each committee is governed by a written charter. The charters of the Audit Committee, Compensation Committee, and N&CG Committee are available on the Company’s website at www.cswindustrials.com under the “Investors — Corporate Governance” caption.

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Committee Membership and Number of Meetings

The following table identifies the current members of each of the Board’s committees and the number of meetings held in fiscal 2018:

Name	Audit	(1)	Compensation & Talent Development	(2)	Nominating & Corporate Governance	(2)
Michael Gambrell
Terry Johnston
Linda Livingstone
William Quinn
Robert Swartz
Kent Sweezey
Number of Meetings Held	5		3		4

 Chair

(1)

The Board has determined that Mr. Quinn qualifies as an audit committee financial expert under SEC rules. The Board has also determined that all members of the Audit Committee are financially sophisticated, within the meaning of NASDAQ’s corporate governance requirements, and meet the independence standards of the SEC and NASDAQ.

(2)

The Board has determined that all members of the committee meet the independence standards of NASDAQ.

Audit Committee

The Audit Committee directly engages the Company’s independent auditors, pre-approves the scope of the annual external audit and pre-approves any audit and non-audit services to be provided by the independent auditor. The Audit Committee also meets with management and the independent auditors to review the annual and quarterly financial statements and considers the reports and recommendations of independent auditors pertaining to audit results, accounting practices, policies and procedures and overall internal controls.

The Audit Committee meets regularly with the independent auditors in executive sessions to discuss their reports on a confidential basis. In addition, the Audit Committee prepares and issues the “Report of the Audit Committee” included in this proxy statement.

Compensation & Talent Development Committee

The Compensation Committee is responsible for establishing executive compensation for officers, including the Chief Executive Officer. As further discussed under “Executive Compensation,” decisions regarding compensation are made by the Compensation Committee in a manner that is intended to be internally equitable, externally competitive and act as an incentive for effective performance in the best interests of our stockholders, while adhering to and promoting the Company’s business objectives. The Compensation Committee is the administrator of the Company’s equity and incentive compensation plan for key employees. The Compensation Committee may, under certain circumstances, delegate routine or ministerial activities under this plan to management.

The Compensation Committee also reviews the recommendations of management regarding adjustments to the Company’s executive compensation programs. The Compensation Committee has engaged an independent executive compensation consultant, Longnecker & Associates, which assists the Compensation Committee in evaluating the Company’s compensation programs and adherence to the philosophies and principles stated below under “Executive Compensation—Compensation Discussion and Analysis.”

The Compensation Committee is also responsible for reviewing management succession plans and for recommending changes in director compensation to the Board. The Compensation Committee periodically reviews the organizational design, management development plans and managerial capabilities of the Company. The Compensation Committee also prepares and issues the “Compensation & Talent Development Committee Report” included in this proxy statement.

Nominating & Corporate Governance Committee

The N&CG Committee is responsible for making recommendations to the Board for the positions of Chairman of the Board and Chief Executive Officer. The N&CG Committee is also responsible for recommending candidates for membership to the Board. Further, the N&CG Committee reviews and recommends, as deemed appropriate, changes to the Company’s corporate governance policies consistent with SEC rules and NASDAQ corporate governance requirements.

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Director Candidate Identification and Evaluation

Prior to considering director nominee candidates, the N&CG Committee assesses the appropriateness of the Board’s current size and composition and whether any vacancies on the Board are expected due to retirement, age limits or other factors. If additional directors are needed or vacancies are anticipated or otherwise arise, the N&CG Committee utilizes a variety of methods for identifying and evaluating director nominee candidates.

The identification and evaluation of director candidates begins with the Company’s Corporate Governance Guidelines, which establish the criteria for Board membership. As a starting point under the Guidelines, the N&CG Committee assesses a director candidate’s judgment, skill, diversity, integrity, experience with business and other organizations of comparable size, as well as the interplay of the candidate’s experience with the experience of current Board members. In evaluating these characteristics, including diversity, the Board considers individual qualities and attributes, such as educational background, professional skills, business experience and cultural viewpoint, as well as more categorical diversity metrics, such as race, age, gender and nationality. This consideration is implemented through the selection process for director nominees, and the Board assesses its effectiveness in promoting diversity through an annual self-assessment process that solicits feedback concerning the appropriateness of the Board’s diversity, among other critical performance factors.

The N&CG Committee considers various potential director candidates who may come to the attention of the N&CG Committee through current Board members, professional search firms, stockholders or other persons. A stockholder desiring to recommend a candidate for election to the Board should submit a written notice, as required by the Company’s Bylaws, including the candidate’s name and qualifications to our Corporate Secretary, who will refer the recommendation to the N&CG Committee. The N&CG Committee may require any stockholder-recommended candidate to furnish such other information as may reasonably be required to determine the eligibility of such recommended candidate or to assist in evaluating the recommended candidate. The N&CG Committee may require the submission of a fully completed and signed Questionnaire for Directors and Executive Officers on the Company’s standard form and a written consent by the stockholder-recommended candidate to serve as a director, if so elected.

All identified candidates, including stockholder-recommended candidates, are evaluated by the N&CG Committee using generally the same methods and criteria, although those methods and criteria may vary from time to time depending on the N&CG Committee’s assessment of the Company’s needs and current situation.

Board of Directors Compensation

The following table sets forth certain information with respect to our non-employee director compensation for the fiscal year ended March 31, 2018. Compensation information for Mr. Armes is set forth below under “Executive Compensation—Summary Compensation Table.” Mr. Armes did not receive any compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	(1)(2)	All Other Compensation ($)		Total ($)
Michael Gambrell	78,000	74,996		100,000	(3)	252,996
Terry Johnston	86,000	74,996		—		160,996
Linda Livingstone	88,000	74,996		—		162,996
William Quinn	103,375	74,996		—		178,371
Robert Swartz	119,750	74,996		—		194,746
Kent Sweezey	84,000	74,996		—		158,996
(1)

Eligible non-employee directors received an annual equity grant of 1,691 shares of restricted stock on October 1, 2017. The amounts shown in this column reflect the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, “Compensation — Stock Compensation”, and are calculated using a price per share of $44.35, the closing market price of the Company’s common stock as quoted by NASDAQ on September 29, 2017, the last trading day before the date of grant. Assumptions used in the valuations are discussed in Note 6 to the Company’s audited consolidated financial statements for the year ended March 31, 2018 in the Annual Report on Form 10-K filed on May 30, 2018.

(2)

The current non-employee directors each had 1,691 shares of restricted stock outstanding at March 31, 2018. The non-employee directors did not have any stock option awards outstanding at March 31, 2018.

(3)

Includes amounts paid by the Company to GamCo LLC under a Consulting Agreement, dated August 1, 2015. Mr. Gambrell is the founder and sole member of GamCo LLC. As disclosed in the Company’s Current Report on Form 8-K dated April 2, 2018, the Company and GamCo, LLC mutually terminated the Consulting Agreement, effective March 31, 2018. Under the terms of the Consulting Agreement prior to its termination, Mr. Gambrell provided consulting services to the Company regarding strategy, corporate development and acquisition integration. The Consulting Agreement provided for an annual consulting fee of $100,000, payable in monthly installments. Amounts shown in the table represent the fees paid by the Company under the now-terminated Consulting Agreement during fiscal 2018.

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2018 Director Compensation Elements

In 2018, non-employee directors received, as applicable: (a) an annual cash retainer of $60,000; (b) an annual cash retainer for services as lead independent director of $23,750; (c) equity compensation with a target value of $75,000; and (d) committee chair and meeting participation fees according to the following schedule:

Director Fee Element	Fees ($)
Full Board Meeting Fee (per meeting)	2,000
Audit Committee Chair Retainer (annual)	19,375
Audit Committee Meeting Fee (per meeting)	2,000
Compensation Committee Chair Retainer (annual)	12,000
Compensation Committee Meeting Fee (per meeting)	2,000
N&GC Committee Chair Retainer (annual)	10,000
N&CG Committee Meeting Fee (per meeting)	2,000

Directors are also eligible to receive special additional compensation when performing services that have been determined by the Board to be well above and beyond the normal director service requirements. The Board has not set a compensatory rate for such services, and no fees were paid for this purpose in 2018. The compensation elements and amounts were established by the Board after review of data prepared by Longnecker & Associates, the Compensation Committee’s independent consultant, showing competitive director compensation levels among the market generally and the Company’s compensation peer group, which is discussed under “Executive Compensation.”

The equity portion of non-employee director compensation is provided in the form of restricted stock of the Company having a $75,000 market value on the date of grant. The Company typically makes these annual non-employee director equity grants on October 1 of each year. Voting rights accompany such restricted stock, which fully vest after the earlier of one year from the date of grant, the termination of the director’s service due to death or disability or a change in control. Under the Company’s Common Stock Ownership and Retention Guidelines, all non-employee directors are expected to own shares of Company common stock with a value at least five times his or her annual cash retainer (currently valued at $300,000) by his or her fifth anniversary of Board service. For fiscal 2018, all non-employee directors were in process of meeting the stock ownership guidelines and in compliance with Company policy.

Compensation Committee Interlocks and Insider Participation

During fiscal 2018, the members of the Compensation Committee included Dr. Livingstone (chair), Mr. Quinn, and Mr. Sweezey. None of the members of the Compensation Committee were at any time during fiscal 2018 an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

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SENIOR MANAGEMENT

The following sets forth certain information regarding the Company’s senior management. Information pertaining to Mr. Armes, who is both Chairman of the Board and an executive officer of the Company, is presented above under “Board of Directors—Biographical Information—Nominees to Serve a Term Expiring at the 2019 Annual Meeting of Stockholders.”

Name	Age	Position With the Company
Joseph B. Armes*	56	Chairman, CEO & President
Gregg W. Branning*	57	Executive VP, CFO
Luke E. Alverson*	40	Senior VP, General Counsel and Secretary
Craig J. Foster	52	Senior VP & GM, Specialty Chemicals
Don J. Sullivan	55	Senior VP & GM, Industrial Products
* Denotes executive officer

Gregg W. Branning has served as Executive Vice President and Chief Financial Officer since June 2016. From September 2012 to March 2016, he served as Senior Vice President, Chief Financial Officer and Secretary of Myers Industries, Inc., a polymer products manufacturer. From December 2008 to August 2012, he served as Vice President Finance and Chief Financial Officer for Thomson Industries, a subsidiary of Danaher Corporation.

Luke E. Alverson has served as Senior Vice President, General Counsel and Secretary since February 2016. From May 2008 to February 2016, he held roles of increasing responsibility with Flowserve Corporation, a leading global manufacturer of fluid motion control products and provider of related services, serving most recently as Vice President, Corporate Legal Services and Assistant Secretary. Prior to 2008, Mr. Alverson was associated with the law firms of Vinson & Elkins, LLP in Dallas, Texas, and Hallett & Perrin, P.C., in Dallas, Texas.

Craig J. Foster has served as Senior Vice President & General Manager, Specialty Chemicals since January 2016. From June 2015 to August 2015, Mr. Foster was Vice President and General Manager, Elastomers Division, at Zeon Chemicals, a Japanese specialty chemicals company. From 1995 to June 2015, he served in positions of increasing responsibility with Flint Group, a specialty chemicals company serving the food packaging and publications industries, where he was most recently regional president of China and India, president of Print Media EMA and president of pigments, chips and resins. While at Flint Group, Mr. Foster also served as the functional executive responsible for the global operations of the company. Prior to his time at Flint, Mr. Foster served as purchasing supervisor at Akzo Nobel Coatings and also served in the U.S. Navy within the Nuclear Submarine Force and the Naval Mobile Construction Force.

Don J. Sullivan has served as Senior Vice President & General Manager, Industrial Products since January 2016. From May 2015 to January 2016, Mr. Sullivan was the Chief Operating Officer for RectorSeal, one of the Company’s operating subsidiaries. From October 2010 to April 2015, he served as Division President of Goodman Global, a member of the Daikin Group, a leading global HVAC manufacturer. Prior to 2005, Mr. Sullivan held a variety of management positions at Carrier Corporation, a leading heating, air-conditioning and refrigeration solutions company, including sales, product management and general management.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Table of Contents

Executive Summary	21
Oversight of the Executive Compensation Program	26
Executive Compensation Program Objectives and Principles	26
Elements of the Executive Compensation Program	29
Overview	29
Base Salary	29
Annual Incentive Program	30
Long-Term Incentives	32
Stock Ownership Guidelines and Anti-Hedging	33
Recoupment of Incentive Compensation Policy	34
Additional Executive Compensation Information	35
Annual Executive Compensation Program Review and Compensation Risk	37
Compensation & Talent Development Committee Report	37

Executive Summary

Introduction

The following sections contain our Compensation Discussion and Analysis (“CD&A”). This CD&A provides an overview and analysis of our executive compensation program and policies and the material compensation decisions we have made for our principal executive officer, our principal financial officer and our other executive officers named in the “Summary Compensation Table” on page 38. We refer to this group of executive officers collectively as our “Named Executive Officers” throughout this document. During fiscal year ended March 31, 2018 (“fiscal 2018”), our Named Executive Officers were:

■

Joseph B. Armes, Chairman, Chief Executive Officer (“CEO”) and President (principal executive officer);

■

Gregg W. Branning, Executive Vice President and Chief Financial Officer (“CFO”) (principal financial officer);

■

Luke E. Alverson, Senior Vice President, General Counsel & Secretary; and

■

Christopher J. Mudd, former President and Chief Operating Officer, whose employment with the Company ended February 28, 2018.

Fiscal 2017 Executive Compensation Vote

At last year’s annual meeting, we conducted a stockholder vote to approve the compensation of our Named Executive Officers for fiscal 2017. Fiscal 2017 was our first full fiscal year following our spin-off from Capital Southwest Corporation (“CSWC”) in September 2015 (the “Spin-Off”). Last year, 84.0% of the votes cast in the executive compensation vote were voted in favor of the compensation of our Named Executive Officers as described in our 2017 proxy statement. In consideration of the results, the Compensation Committee acknowledged the increased support received from our stockholders and also continued its ongoing engagement with our stockholders to review and receive feedback on certain elements of our executive compensation program. As a result of this engagement, the Compensation Committee made certain modifications to our executive compensation program for fiscal 2018 and fiscal 2019 as described below.

Executive Compensation Program Changes for Fiscal 2018

The Compensation Committee is committed to continuously evaluating our executive compensation program, with a focus on the best interests of our stockholders and the Company and sound compensation practices, as our Company matures and establishes its performance as an independent, publicly traded company. The Compensation Committee conducted an annual review of our executive compensation program and policies in May 2017, the first quarter of fiscal 2018.

Prior to the Compensation Committee’s annual executive compensation review, during each of its meetings in fiscal 2017, the Compensation Committee reviewed and discussed the Company’s compensation philosophy and elements of the executive compensation program. Throughout fiscal 2017, the Compensation Committee engaged with stockholders regarding our executive compensation program.

Supported by stockholder feedback, the Compensation Committee evaluated all elements of our compensation program for fiscal 2018, in consultation with Longnecker & Associates, the Compensation Committee’s independent compensation consultants (“Longnecker”), and management. As a result of this evaluation, the Compensation Committee made changes to the Company’s executive compensation program for fiscal 2018, which are summarized below and discussed in additional detail throughout this CD&A.

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Fiscal 2018 Annual Incentive Program Changes

The Compensation Committee made three changes to the annual incentive program (“AIP”) design for fiscal 2018, relating to the performance measures, the weighting of the performance measures, and the performance levels within the AIP.

For fiscal 2018, earnings before interest, taxes, depreciation and amortization (“EBITDA”) was replaced with consolidated operating income (“Operating Income”) as the primary financial performance measure for the AIP. Additionally, the financial measure weighting was increased from fiscal 2017’s 60% of total AIP to 70% of total AIP. The two individual performance metrics, which for fiscal 2017 were together weighted at 40% of total AIP, was restructured and reduced, and the remaining 30% of total AIP was allocated to qualitative individual performance.

Fiscal 2017 AIP Performance Measures	Weighting
EBITDA	60.0%	Fiscal 2018 AIP Performance Measures	Weighting
Individual Performance Metrics:		Consolidated Operating Income	70.0%
Quantitative Performance	20.0%	Qualitative Individual Performance	30.0%
Qualitative Performance	20.0%	TOTAL	100.0%
TOTAL	100.0%

The Compensation Committee believes that by increasing the weighting of the financial performance measure and decreasing the weighting of individual performance measures, which could be viewed as discretionary, more emphasis is placed on objective performance criteria, consistent with our compensation philosophy and objectives. At the same time, the Compensation Committee continues to believe that the AIP should have non-financial, non-formulaic elements that allow discretionary positive or negative compensation adjustment based on qualitative performance assessments, consistent with our Company’s culture.

Concerning the financial performance metric, the Compensation Committee evaluated several metrics consistent with the desire to promote our annual operating budget and increase stockholder value. Based on this analysis, the Compensation Committee determined that Operating Income, which is a U.S. GAAP financial measure, is an appropriate and more direct measure of the Company’s annual operating results and earnings performance as an integrated industrial manufacturing company.

Concerning performance levels, the threshold performance level for the financial performance measure was increased from 70% of target to 75% of target. Additionally, the maximum performance level for the financial performance measure was decreased from 150% of target to 125% of target. By raising the threshold and lowering the maximum performance levels, it both enhanced the rigor of the AIP, making a minimum payout under the AIP more difficult to obtain, and created a more realistic incentive to drive above-target financial results for stockholders’ benefit. Additionally, the Compensation Committee believes these revised threshold and maximum performance levels for the financial performance measure are more in line with general market practices for companies of our size and in our industries.

Fiscal 2017 EBITDA Performance Scale		Fiscal 2018 Operating Income Performance Scale
Company Performance	% Payout Score	Company Performance	% Payout Score
150% of Plan or Higher (maximum)	200.0%	125% of Plan or Higher (maximum)	200.0%
100% of Plan (target)	100.0%	100% of Plan (target)	100.0%
70% of Plan (threshold)	50.0%	75% of Plan (threshold)	50.0%
< 70% of Plan	0.0%	< 75% of Plan	0.0%

Fiscal 2018 Long-Term Incentive Program Changes

The Compensation Committee made two changes to the long-term incentive program (“LTIP”) design for fiscal 2018, both relating to performance share awards, which comprise approximately 50% of each Named Executive Officer’s total LTIP opportunity.

In July 2016, the Company was added to the Russell 2000 and 3000 indexes. With this inclusion, the Compensation Committee decided to transition the external benchmark used for total shareholder return (“TSR”) measurement, which is the performance metric used for our performance share awards, away from the “benchmark peer group” to the Russell 2000 index. The Compensation Committee believes that the use of an index in which the Company is a member is a more objective and transparent benchmark for measuring relative TSR.

Additionally, the Compensation Committee modified the vesting schedule for performance share awards to bring the vesting schedule more in line with general market practices. Beginning with fiscal 2018 performance share awards, a relative TSR ranking of the Company at or above the 80th percentile of the Russell 2000 Index will result in a payout score of 200%. The Compensation Committee also added a qualifier on the payout that limits the maximum payout to 100% of target if the Company’s TSR is negative over the performance period, irrespective of the

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Company’s TSR compared to the Russell 2000. The LTIP changes are represented in the following table:

Fiscal 2017 Performance Share Awards		Fiscal 2018 Performance Share Awards
Company TSR Ranking v. the Benchmark Peer Group	% Payout Score	Company TSR Ranking v. Russell 2000 Index		% Payout Score
First Quartile	100%	≥	80th percentile	200%
Second Quartile	75%		70th percentile	150%
Third Quartile	50%		50th percentile (maximum if TSR is negative)	100%
Fourth Quartile	0%		30th percentile	50%
		<	30th percentile	0%

Executive Compensation Program Changes for Fiscal 2019

Following the Compensation Committee’s review of our executive compensation program throughout fiscal 2018, the Compensation Committee made further enhancements to the program for fiscal 2019. While this CD&A discusses our executive compensation program for fiscal 2018, fiscal 2019 changes are summarized below and will be discussed in further detail in our proxy statement for the 2019 annual meeting of stockholders.

Building on the changes to the fiscal 2018 AIP design, the Compensation Committee made changes to the AIP design for fiscal 2019. These changes related to the performance measures used and the weighting of the performance measures in determining payout. For fiscal 2019, the AIP will include operating cash flow as a second financial performance metric, at a 15% weighting, to complement the existing Operating Income performance metric, updated to a 60% weighting. Together, these two financial metrics represent 75% of total AIP, an increase from a financial metric weight of 70% for fiscal 2018. In turn, the weighting of the individual performance element of the AIP has been reduced to 25% of total AIP, a decrease from 30% for fiscal 2018.

Fiscal 2018 AIP Performance Measures	Weighting	Fiscal 2019 AIP Performance Measures	Weighting
Consolidated Operating Income	70.0%	Consolidated Operating Income	60.0%
Qualitative Individual Performance	30.0%	Operating Cash Flow	15.0%
TOTAL	100.0%	Qualitative Individual Performance	25.0%
		TOTAL	100.0%

The Compensation Committee believes that continuing to place increased emphasis on objective, financial performance measures, balanced by non-financial, non-formulaic elements that allow for qualitative performance assessments, is consistent with our compensation philosophy. Additionally, the Compensation Committee recognizes that the ability to measure the Company’s financial performance and operational health is limited when using a single financial metric. In selecting a second financial metric to complement the Operating Income metric, the Compensation Committee recognized that the ability of our operations to generate cash and more efficiently manage working capital levels is important to stockholders and overall organizational health. To this end, the Compensation Committee selected operating cash flow, a U.S. GAAP financial measure, to measure the Company’s cash flow generation and working capital management and to incentivize management to further optimize financial performance.

Strategic Realignment

In February 2018, the Company announced a strategic repositioning to enhance its operating results and simplify its operating structure. This strategic repositioning included several key actions:

■

The Company initiated a plan to sell its Coatings business (primarily consisting of the Strathmore Products business), the revenues of which were approximately one-third of the former Coatings, Sealants & Adhesives (“CS&A”) segment. In connection with this plan, the assets comprising the Coatings business were reclassified as held for sale and presented as discontinued operations in the third quarter of fiscal 2018. This action also resulted in a one-time, non-cash asset impairment charge recognized under applicable accounting rules within discontinued operations.

■

The Company condensed its three reportable segments into two: Industrial Products and Specialty Chemicals. As a result, the Sealants and Adhesives businesses, which were part of the former CS&A segment, were integrated into the Specialty Chemicals segment, to better align our resources to support our ongoing business strategy.

■

The Company optimized its operational leadership structure, resulting in Mr. Mudd departing the Company in February 2018, and the Company’s operations leadership reporting directly to Mr. Armes.

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These strategic actions and the related accounting treatment impacted the calculation of AIP awards for fiscal 2018 as described in further detail below under “—Elements of the Executive Compensation Program—Annual Incentive Program—Measuring and Determining AIP Payout”.

Pay for Performance

The Compensation Committee, which is made up entirely of independent directors, determines the total amount and appropriate mix of compensation for our Named Executive Officers. We believe that our compensation program is designed to align pay with the level of performance generated, with incentive compensation representing the majority of total compensation. Accordingly, for fiscal 2018, the CEO had 81.1% of his target pay “at risk,” or dependent upon both the Company’s and his individual performance, and the other Named Executive Officers had on average 67.1% of their target pay “at risk”.

As discussed in more detail under “—Elements of the Executive Compensation Program—Annual Incentive Program”, our Named Executive Officers are eligible to receive a cash incentive payment based upon the Company’s financial performance against pre-established goals. Based on our fiscal 2018 results, the Company achieved 89% of our established Operating Income goal. This resulted in an annual incentive award payout of 78% of target for our Named Executive Officers with respect to the Operating Income metric, reflecting our pay for performance philosophy.

As discussed in more detail under “—Elements of the Executive Compensation Program—Long Term Incentives,” our Named Executive Officers, as well as other Company employees, are eligible to receive equity awards that vest based upon the Company’s financial performance against pre-established goals. For the fiscal 2018 – fiscal 2020 performance period, our Named Executive Officers received a portion of their equity incentive compensation in the form of performance shares, which vest, if at all, based on the Company’s TSR compared to the TSR of the Russell 2000 Index. The performance period for these awards has yet to be completed, so no vesting has occurred.

For the October 1, 2015 to March 31, 2018 performance period, our Named Executive Officers at the time received a portion of their equity incentive compensation in the form of performance shares, which vest, if at all, based on the Company’s TSR compared to that of a defined peer group. The peer group is described in more detail under “—Executive Compensation Program Objectives and Principles—Performance-Based Incentive Compensation Should Have External Benchmarks”. For the October 1, 2015 to March 31, 2018 performance period, the Company’s TSR was 53.8%, which ranked 11 among the 20 members of the peer group. This resulted in the performance shares awarded for that performance period vesting at 70% of target. This result is consistent with our emphasis on long-term stockholder value creation and the achievement of benchmarked performance goals, which are described in more detail throughout this CD&A.

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Compensation Objectives and Core Elements

Our key executive compensation objectives are to align the long-term interests of our executives with those of our stockholders, reward current performance, drive future performance and attract and retain key leaders. In pursuing these objectives, the Compensation Committee uses certain guiding principles in designing the elements of the executive compensation program.

Consistent with these principles, the core elements of our executive compensation program in fiscal 2018 consisted of:

The Compensation Committee maintains a thoughtful approach to our executive compensation program design and governance practices. The below table summarizes these design practices.

What We Do	What We Don’t Do
Promote a strong pay for performance plan design	No hedging, pledging, or short sales of stock
Regularly benchmark executive compensation against peers of comparable size, complexity, and industry	No change in control excise tax gross-ups
Maintain meaningful stock ownership guidelines for our directors and executive officers	No option repricing without stockholder approval
Have double trigger requirements on cash payments upon a change in control	No perquisites offered, other than those generally provided to all employees
Conduct an annual compensation risk review	No dividends paid and no voting rights on unvested performance-based equity awards
Provide reasonable and standardized benefits upon severance or change in control	No duplication of metrics in annual and long-term incentive plans
Engage an independent compensation consultant	No supplemental executive retirement plans
Maintain an incentive compensation “clawback” policy

This CD&A is intended to help readers understand the detailed information in our executive compensation tables by analyzing the data in the tables in the context of our overall compensation program. To assist, this CD&A is organized in the following sections:

■

Oversight of the Executive Compensation Program — This section describes the roles and responsibilities of the Compensation Committee and the Compensation Committee’s independent compensation consultant.

■

Executive Compensation Program Objectives and Principles — This section describes the objectives that guide our compensation programs and discusses the individual principles the Compensation Committee has established to drive our achievement of those objectives. This includes how compensation is benchmarked to market reference points.

■

Elements of the Executive Compensation Program — This section discusses the individual elements of our compensation program for the Named Executive Officers, including base salary, annual cash incentive opportunity, long-term equity incentives (including stock ownership requirements), and severance, change-in-control and certain other benefits.

■

Additional Executive Compensation Information — This section includes an overview of other important executive compensation programs and policies, including employment agreements and specific discussion of the CEO’s compensation in fiscal 2018.

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Oversight of the Executive Compensation Program

The Compensation Committee administers our executive compensation program. Consistent with NASDAQ corporate governance requirements, the Compensation Committee is composed entirely of independent, non-employee members of the Board. The Compensation Committee has overall responsibility for setting the compensation for our CEO and Named Executive Officers.

The Compensation Committee has retained Longnecker as its independent executive compensation consultant. Longnecker assists and advises the Compensation Committee on certain aspects of our executive compensation program, and it provides no other services to the Company. The services it provides include:

■

providing and analyzing competitive market compensation data;

■

analyzing the effectiveness of executive compensation programs and making recommendations, as appropriate;

■

analyzing the appropriateness of the compensation comparator group (discussed below); and

■

evaluating how well our compensation programs adhere to the philosophies and principles stated below under “—Executive Compensation Program Objectives and Principles.”

The Compensation Committee is also responsible for reviewing management succession plans and for recommending changes in director compensation to the Board. The Compensation Committee periodically reviews the organizational design, management development plans and managerial capabilities of the Company. The Compensation Committee also prepares and issues the Compensation & Talent Development Committee Report included in this proxy statement.

Executive Compensation Program Objectives and Principles

Our key compensation objectives are to align the long-term interests of our executives with those of our stockholders, reward current performance, drive future performance and attract and retain key leaders. While the individual compensation elements may differ, the design of the executive compensation program is generally based on the same objectives as the overall compensation program provided to all Company employees. The Compensation Committee has established the following principles, which are meant to accomplish these compensation objectives and guide the design and administration of specific plans, agreements and arrangements for our Named Executive Officers.

Compensation Should be Primarily Performance-Based

The Compensation Committee believes that a significant portion of our executives’ total compensation should be “at risk” based on how well the Company performs compared to our business objectives and how well an executive performs individually. To accomplish this, the Compensation Committee uses a variety of targeted, performance-based compensation vehicles that promote our annual operating budget and long-term business strategy, build long-term stockholder value and discourage excessive risk-taking.

The Compensation Committee believes that there should be a strong correlation between executive pay and performance. So, in years when Company and individual performance exceeds established objectives, executive officers should be paid more than 100% of the established target award. Conversely, when Company and individual performance does not meet established objectives, incentive award payments should be less than 100% of the established target level or eliminated altogether if performance is below threshold performance levels.

The Compensation Committee also believes that how executive officers accomplish objectives is important to the Company’s culture and relevant to long-term performance. Purely formulaic incentive plans do not account for these qualitative assessments and can work against the Company’s and stockholders’ best interests. As such, the Compensation Committee believes that it should have an element of discretion to adjust executive compensation to reflect individual, qualitative performance.

Performance-Based Incentive Compensation Should Have External Benchmarks

The Compensation Committee believes that the use of internal performance metrics alone does not create a full picture of Company performance. Accordingly, the performance-based element of our executive compensation program also emphasizes and evaluates the Company’s performance relative to an external benchmark. For fiscal 2018 performance share awards, the external benchmark consisted of the Russell 2000 Index. The external benchmark serves as a means to evaluate, on a comparative basis, how well we deliver results that build long-term stockholder value, which in turn allows us to better establish the performance expectations of senior management in leading the Company. The Compensation Committee believes the use of the Russell 2000 Index for TSR benchmarking purposes is appropriate due to the Company’s inclusion in the index, and that it is a more objective and transparent comparator group for the Company’s performance-based equity awards.

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For the fiscal 2017 and prior year performance share awards, the external benchmark consisted of a group of specialty chemical and industrial manufacturers. Our external comparison group used for these awards consisted of the following companies:

Flotek Industries Inc.	Landec Corp.	Methode Electronics	NN Inc.
Tredegar Corp.	Chase Corp.	Astec Industries	WD-40 Company
CTS Corp.	Orbotech Ltd.	Koppers Holdings	Futurefuel Corp.
Columbus McKinnon Corp.	Kraton Performance Polymers	OMNOVA Solutions	Gorman-Rupp Company
Innospec Inc.	Quaker Chemical	Littelfuse, Inc.	LSB Industries

The process for establishing this external benchmark group began by identifying publicly traded manufacturing companies with a market capitalization of less than $2 billion. From this group of identified companies, the list was distilled by removing those companies that do not conduct business on a business-to-business basis. The list was then distilled further by removing those companies that do not manufacture and sell products falling into, or complimentary with, the Company’s industrial, specialty chemicals or coatings, sealants and adhesives products and markets. This process produced the list of companies identified above.

Compensation Levels Should be Market Competitive

The Compensation Committee reviews relevant market compensation survey data to evaluate the market competitiveness of our executive compensation program. This furthers the goals of encouraging building long-term stockholder value and attracting and retaining executive talent. The Compensation Committee uses survey data gathered by Longnecker, which consists of compensation data for comparable executive positions within a group of comparable industrial products and specialty chemicals companies, as well as compensation data from the market generally. The Compensation Committee recognizes that potential candidates for qualified executives, as well as market opportunities for our current executives, are not limited to companies in our industry sectors.

The group of companies used by Longnecker for purposes of evaluating comparable executive compensation data consists of the following companies:

CIRCOR International, Inc.	Flotek Industries, Inc.	KMG Chemicals, Inc.	OMNOVA Solutions Inc.
Columbus McKinnon Corp.	FutureFuel Corp.	Koppers Holdings Inc.	Tredegar Corporation
CTS Corporation	Hawkins, Inc.	NN, Inc.	TriMas Corporation
ESCO Technologies Inc.

This comparator group of companies was selected using a two-step process using objective criteria and financial parameters. For the objective criteria, a list of potential comparator companies was identified by using: industrial classifications that include industrial machinery, manufacturing and/or specialty chemicals; public operating companies traded on all U.S. exchanges; and geographic locations in the U.S. with international operations. After this list of potential companies was identified, a financial metric filter was applied using revenues, assets, market capitalization, enterprise value, net income and EBITDA, along with gross and operating margin profiles. Companies that did not have at least a majority of these financial metrics falling within 0.5x and 3.0x of the Company’s metrics were excluded. This process produced the list of companies identified above.

The Compensation Committee uses the survey data from Longnecker and the broader market to benchmark our executives’ base salary, annual bonus opportunities, total target cash compensation, long-term incentive compensation and total target compensation. Additionally, the Compensation Committee uses the survey data to evaluate how, for each executive position, the Compensation Committee’s actions are appropriate, reasonable and consistent with the Company’s philosophy, practices and policies.

To promote performance-weighted target compensation, base salaries for our executives are generally set below the 50th percentile of benchmarked compensation data to prudently manage fixed compensation costs. In turn, target annual incentive opportunities and long-term incentive compensation targets are both generally set at levels above the 50th percentile opportunity of the benchmarked compensation data, with the objective of setting total target compensation at or slightly above the market median. In doing this, the Compensation Committee seeks to balance a heavier performance-focused structure with the Company’s interests in maintaining market competitive realized compensation. Actual realized compensation varies and is determined by performance against these pre-established measures and objectives.

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Incentive Compensation Should Represent the Majority of Total Compensation

The Compensation Committee believes that the proportion of an executive’s total compensation that is “at risk” based on individual, business segment, function and/or corporate performance should increase in line with the scope and level of the executive’s business responsibilities. Accordingly, for fiscal 2018, on average 70.6% of the total target compensation of the Named Executive Officers was dependent upon our stock price, our financial performance and individual performance. The Compensation Committee believes that the CEO’s “at risk” compensation should be a higher percentage of total target compensation compared to the other Named Executive Officers in light of the position’s strategic focus and leadership responsibilities. The following table shows the percentage of each Named Executive Officer’s total target compensation for fiscal 2018 that was at risk under the existing program.

Named Executive Officer	Percent of Fiscal 2018 Target Pay “At Risk”(1)
Joseph B. Armes	81.1%
Gregg W. Branning	70.0%
Luke E. Alverson	57.4%
Christopher J. Mudd(2)	70.0%
(1)

Calculated by dividing (i) the sum of the annual incentive opportunity and target long-term incentive opportunity by (ii) the sum of the annual incentive opportunity, target long-term incentive opportunity and base salary.

(2) Mr. Mudd’s employment ended February 28, 2018.

Incentive Compensation Should Balance Short-Term and Long-Term Performance

The Compensation Committee believes that executive compensation should be linked to building long-term stockholder value while remaining consistent with our business objectives. Our executive compensation program addresses this by including long-term incentives in the form of equity-based awards, such as performance shares and restricted stock, which ties realized compensation to the performance of the Company’s common stock. As discussed in further detail below, we have also established minimum stock ownership requirements for our executives. In fiscal 2018, our long-term incentive awards for the Named Executive Officers were equally weighted between:

■

performance shares, which generally vest at the expiration of a three-year performance period based on the Company’s TSR performance compared to an external benchmark; and

■

restricted stock, which vests ratably over time.

The Compensation Committee believes that this long-term incentive mix appropriately encourages long-term equity ownership, promotes a balance between stock-based and financial-based achievements, and aligns the interests of the Named Executive Officers with the Company’s risk profile and the interests of our stockholders. The Company does not currently grant stock options as part of its compensation program.

The Compensation Committee also recognizes that, while stock prices generally correlate to corporate performance over the long-term, other factors may significantly affect stock prices at any point in time. These factors include general economic conditions, industry business cycles, and varying attitudes among investors toward the stock market in general and toward specific industries and/or companies in particular. The influence of these factors makes performance of the Company’s common stock alone an incomplete measure of the Company’s performance. Accordingly, the base salary and annual cash incentive opportunity compensation components emphasize current or short-term corporate performance, as well as the realization of defined business and financial objectives.

The Executive Compensation Program Should be Reviewed Annually for Effectiveness

At the first regular Compensation Committee meeting following our fiscal year end, the Compensation Committee conducts a comprehensive review of all components of our executive compensation program. This review is done with the input of Longnecker and in light of evolving market practices in the general industry, external regulatory requirements, the competitive market for executives, our business objectives and our executive compensation philosophy. In conducting its review, the Compensation Committee reviews information related to each executive officer’s income and benefits, including base salary, target incentives and retirement, health and welfare benefits.

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Elements of the Executive Compensation Program

Overview

The primary elements of the Company’s executive compensation program in fiscal 2018 are shown in the following table and are discussed in detail below:

Component	Form	Description
Base Salary	Cash	Fixed cash compensation based on responsibilities of the position; generally set at levels below the 50th percentile of companies within a comparator company group and the broader market
Annual Incentive	Performance Cash Award	Annual cash incentive for Company achievement of pre-determined financial and individual performance metrics; payment ranges from 0% to 200% of target award
Long-Term Equity Incentive	Performance Shares (50% of total grant value)

Cliff vests at end of a three-year period at 0% to 200% of award value based on TSR performance against the Russell 2000 Index; no voting rights and not eligible to receive dividends (if any) until vesting

	Restricted Stock (50% of total grant value)	Vests ratably over a three-year period, has voting rights and eligible to receive dividends (if any) from date of grant
Other	Health, Welfare and Retirement Programs

Executives participate in the same benefit programs offered to other salaried employees, including:

■

Employee Stock Ownership Plan — funded with discretionary contributions, available to U.S. employees

■

Qualified 401(k) Plan — available to U.S. employees; the Company contributes 3% of salary to the plan and matches 100% of pre-tax contributions up to 6% of salary

	Severance Benefits	Standardized benefits for executive officers in the event of termination without cause by the Company or for good reason by the executive
	Change-in-Control Benefits	Standardized “double trigger” severance benefits for executive officers in the event of termination following a change in control
	Other Benefits	No perquisites offered, other than those generally provided to all employees

The Compensation Committee’s process of reviewing the executive compensation program and setting compensation levels for our Named Executive Officers involves several components. During the first quarter of each fiscal year, the Compensation Committee reviews each Named Executive Officer’s total compensation. The Compensation Committee members also meet regularly with the Named Executive Officers at various times during the year, both formally within Board meetings and informally outside of Board meetings, allowing the Compensation Committee to assess directly each Named Executive Officer’s performance.

In setting the CEO’s compensation, the Compensation Committee considers the results of the Board’s review of the CEO’s performance with all independent Board members. This process includes the independent Board members individually and collectively presenting their assessment, and the CEO providing his assessment, of his performance.

In addition, the CEO annually presents an evaluation of each other Named Executive Officer to the Compensation Committee, which includes a review of each officer’s contributions and performance over the past year, strengths, weaknesses, development plans and succession potential. The CEO also presents compensation recommendations for each Named Executive Officer for the Compensation Committee’s consideration. Following this presentation and a benchmarking review for pay, the Compensation Committee makes its own assessments and determines compensation amounts for each other Named Executive Officer with respect to each of the elements in the Company’s executive compensation program as described below.

Base Salary

During the first quarter of each fiscal year, the Compensation Committee reviews and establishes the base salaries of the Named Executive Officers. The Compensation Committee uses base salary market reference points for the Company’s various executive positions developed from the market compensation survey data compiled and prepared by Longnecker. For each Named Executive Officer, the Compensation Committee takes into account the scope of responsibilities, experience and individual performance and then balances these factors against competitive salary practices. The Compensation Committee also considers internal pay equity on an annual basis within the Company with respect to the other executives and references external benchmarks provided by Longnecker. The Compensation Committee does not assign any relative or specific weights to these factors. The Compensation Committee generally manages base salary levels below the 50th percentile of benchmarked compensation, in support of our pay-for-performance philosophy and to prudently manage fixed compensation costs.

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Based on the factors discussed above, the Named Executive Officers’ annual base salaries for fiscal 2018 were established as shown in the following table:

Named Executive Officer	Fiscal 2018 Annual Base Salary	Fiscal 2018 Base Salary Increase %
Joseph B. Armes	$512,500	2.5%
Gregg W. Branning	$307,500	2.5%
Luke E. Alverson	$281,875	2.5%
Christopher J. Mudd(1)	$350,000	6.1%
(1) Mr. Mudd’s employment ended February 28, 2018.

The annual base salaries for the Named Executive Officers were established by the Compensation Committee in May 2017. Except for Mr. Mudd, base salaries for the Named Executive Officers were increased by 2.5%, which was generally consistent with levels of merit increases for employees across the Company. Mr. Mudd’s salary was adjusted 6.1% based on competitive pay analysis using survey data and to better align with our compensation philosophy.

The base salaries paid to the Named Executive Officers during fiscal 2018 are shown in the “Summary Compensation Table” under the “Salary” column. Mr. Armes’s base salary and other compensation components in fiscal 2018 are discussed below in further detail under “—Additional Executive Compensation Information—Chief Executive Officer Compensation in 2018.”

Annual Incentive Program

During the first quarter of each year, the Compensation Committee establishes an annual cash incentive opportunity for each Named Executive Officer under the Company’s Annual Incentive Program (“AIP”). At that time, the Compensation Committee approves: (i) an AIP target opportunity for each Named Executive Officer; and (ii) the overall Company performance measures for the fiscal year.

Setting the AIP Target Opportunity

In May 2017, the Compensation Committee established annual cash incentive opportunities under the AIP for the Named Executive Officers. The Compensation Committee sets these targets in consultation with Longnecker and in adherence to our stated executive compensation objectives and principles. As discussed, since we generally seek to set base salaries below the 50th percentile of benchmarked compensation, the Compensation Committee generally seeks to set AIP targets above the 50th percentile to reach market levels for target total cash compensation. The target annual incentive opportunity for each Named Executive Officer in fiscal 2018 is set forth below:

Named Executive Officer	Fiscal 2018 AIP Target $	Fiscal 2018 AIP Target %	Fiscal 2017 AIP Target %
Joseph B. Armes	$768,750	150%	150%
Gregg W. Branning	$307,500	100%	100%
Luke E. Alverson	$155,031	55%	50%
Christopher J. Mudd(1)	$350,000	100%	100%
(1) Mr. Mudd’s employment ended February 28, 2018.

For Mr. Armes, Mr. Mudd and Mr. Branning, no changes were made to target AIP opportunities. Mr. Alverson’s target AIP was increased based on competitive pay analysis and to continue moving his compensation in alignment with our compensation philosophy.

Setting the AIP Performance Measures

The Compensation Committee, working with management and Longnecker, evaluates and approves the Company’s AIP performance measures for each fiscal year. The Compensation Committee sets each Named Executive Officer’s AIP performance measures based on the financial performance of the Company as a whole. This helps ensure that the Named Executive Officers’ primary focus is on setting the overall strategic direction of the Company and achieving overall Company results aligned to support building stockholder value.

The Compensation Committee also believes that individual, non-financial performance metrics should be included in the AIP performance measures. This serves to restrain the influence of formulae and objective factors on incentive pay, which can have detrimental effects on the Company and stockholders when overused. Importantly, non-formulaic metrics provide the Compensation Committee with discretion to adjust compensation upward or downward depending on not only what objectives and goals an executive accomplished in a given year, but how those objectives and goals were met, to ensure behaviors are consistent with our business objectives and core values. As such, the Company’s AIP performance measures and targets, unadjusted for extraordinary events, established for fiscal 2018 were as follows:

Fiscal 2018 Performance Measures	Weighting	Fiscal 2018 Target (in millions)
Consolidated Operating Income	70.0%	$52.2
Qualitative Individual Performance	30.0%	—

The metrics presented in the table above were evaluated using pre-defined internal criteria. The Compensation Committee selected these performance metrics, with input from management, because they support the key strategies that we believe drive sustainable and profitable Company growth (as discussed under “—Executive Compensation Program Objectives and Principles” above).

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On the basis of the foregoing performance metrics, we used the following formula to calculate the AIP payment for fiscal 2018:

The Operating Income metric is determined in accordance with U.S. GAAP. The Compensation Committee may exercise its judgment, within parameters it establishes at the beginning of the year, whether to exclude the effect of certain specified developments that occur during the year in determining performance objectives achievement. Such developments may include unanticipated changes in accounting principles or extraordinary, unusual or unplanned events, such as the effects of restructurings, impairments, reorganizations, acquisitions, or dispositions.

Concerning the discretionary element, at the beginning of the fiscal year, the Compensation Committee establishes specific, objective functional or personal goals for the Named Executive Officers. These goals form the basis for the Compensation Committee’s evaluation of each Named Executive Officer’s performance, which influences the discretionary payment amount.

Where applicable, AIP awards are paid in the first quarter of each fiscal year for the prior year’s performance based upon the Compensation Committee’s assessment of actual performance against the pre-established AIP performance objectives. A more in-depth description of the Compensation Committee’s decisions with respect to the annual incentive awards paid to each Named Executive Officer for fiscal 2018 follows.

Measuring Performance and Determining AIP Payout

At the same time that the Compensation Committee sets AIP performance metrics for a given year, it establishes a payout range for all AIP awards. The payout range ultimately determines the percentage of the target incentive to be paid, with an established maximum amount and a threshold below which no payment will be made. The Company’s achievement of the Operating Income performance metric is objective and calculated as appropriate. The payout percentages for the qualitative individual performance metric are determined by the Compensation Committee based on its officer performance assessment, as discussed above.

Payout Range

The 2018 payout range established for the Operating Income metric was 0% to 200% of the target award opportunity. The actual payout percentage is determined using a matrix that compares the Company’s Operating Income performance against the established performance targets for the year (referred to as “plan”). Payouts for the operating income objective are calculated on a straight-line basis for performance between the applicable performance levels (threshold, target and maximum). The following table shows the percentage of target award that is paid at different levels of Company performance against plan.

Consolidated Operating Income Metric (70% Weight)
Company Performance	% Payout Score
125% of Plan or Higher (maximum)	200.0%
100% of Plan (target)	100.0%
89% of Plan (actual performance)	78%
75% of Plan (threshold)	50.0%
<75% of Plan	0.0%

Fiscal 2018 Performance Measurement

As discussed above under “—Executive Summary—Strategic Realignment”, In February 2018, we announced a strategic repositioning to enhance our operating results, simplify our operating structure, and better align our resources to support our ongoing business strategy.

This significant strategic shift in the Company’s operations, and the resulting non-cash impairment within discontinued operations, were unanticipated when the fiscal 2018 Operating Income target was set, and it affected the determination of the Company’s Operating Income performance against plan as contemplated at the beginning of fiscal 2018. In light of this, and in consultation with Longnecker, the Compensation Committee evaluated the Company’s Operating Income performance for fiscal 2018 using: (1) the Operating Income performance of the Company for the first and second quarters of fiscal 2018 as originally contemplated; and (2) the Operating Income performance of the Company’s continuing operations in the third and fourth quarters of fiscal 2018, the time during which the Coatings business was held for sale and managed separately from the Company’s continuing operations.

Through the first two quarters of fiscal 2018, the Company delivered $27.3 million of Operating Income. In the third and fourth quarters of fiscal 2018, the Company’s continuing operations delivered $18.8 million of Operating Income. This resulted in a total of $46.1 million of Operating Income for purposes of the AIP calculation, or 89% of the original Operating Income plan of $52.2 million, which was left unchanged. Using this data and the Operating Income metric payout formula, the Compensation Committee approved an AIP percentage payout of 78% for the Operating Income metric.

Individual Performance

The qualitative individual performance assessment, which comprises the final 30% of the total AIP target opportunity, is discretionary, and subject to the same 0% to 200% payout range for the Operating Income metric. The amounts awarded to the Named Executive Officers (if any) under the qualitative assessment are influenced by the Compensation Committee’s quantitative performance assessment of the officer and the Company’s performance, ensuring executives are appropriately

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compensated for demonstrating (or not demonstrating) behaviors consistent with our business objectives and core values.

Based on the Compensation Committee’s review of the Named Executive Officers’ qualitative performance, the Compensation Committee approved awards concerning this metric for each Named Executive Officer as shown in the table below. The total annual incentive award earned by each Named Executive Officer for fiscal 2018 is reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

Named Executive Officer	Qualitative Individual Performance Payment % (30% Weight)
Joseph B. Armes	200%(1)
Gregg W. Branning	85%
Luke E. Alverson	125%
Christopher J. Mudd	N/A(2)
(1) See “Chief Executive Officer AIP Payment” discussion that follows. (2) Mr. Mudd’s employment ended February 28, 2018, and as such he was not eligible for payment.

Chief Executive Officer AIP Payment

Concerning Mr. Armes, the approved 78% payout on the Operating Income performance metric would have resulted in a payment of $420,276 for the Operating Income metric under the AIP. However, the Compensation Committee and Mr. Armes mutually agreed that he would receive no AIP payment regarding the Operating Income metric for fiscal 2018, in light of the strategic repositioning actions taken during the year. As noted in the table above, the Compensation Committee approved a qualitative individual performance payment of $461,250, or 200% of target, on Mr. Armes’ qualitative individual performance assessment, reflecting the Board’s assessment of Mr. Armes’ individual performance during fiscal 2018, including the Board’s recognition of his leadership demonstrated through the strategic repositioning actions taken during fiscal 2018, and his leadership in driving strong organic revenue growth, continued improvements in operational efficiency, and free cash flow generation within the Company’s continuing operations. This resulted in a fiscal 2018 total AIP payment of $461,250 for Mr. Armes, or 60% of his total AIP target amount, which is reported in the “Summary Compensation Table” below.

Long-Term Incentives

Our long-term incentive program (“LTIP”) rewards the Named Executive Officers for the Company’s performance over a period of more than one fiscal year. Our LTIP consists of two components: (1) performance shares and (2) restricted stock. In fiscal 2018, all Named Executive Officers received their long-term incentive awards in these forms. The Compensation Committee may also award one-time equity grants in its discretion from time to time based on performance or other factors.

Determining the Structure of LTIP Awards

As discussed above, the Compensation Committee believes that long-term incentive compensation is essential to retaining and motivating executives. The Compensation Committee further believes that providing our executives with long-term incentives will encourage them to operate the Company’s business with a view towards building long-term stockholder value. Based on these considerations, the Compensation Committee determined that for fiscal 2018, an equity award combination generally consisting of one-half in value of restricted stock, which vests ratably over a three-year period, and one-half in value of performance shares, which cliff vests at the end of a three-year period, would best serve the goals that the Compensation Committee sought to achieve.

Setting the LTIP Target Opportunity

Each year, the Compensation Committee establishes a target long-term incentive opportunity for each Named Executive Officer, which is expressed as a percentage of the executive’s base salary. The LTIP opportunities are set after the Compensation Committee has evaluated the Company’s operating results for the prior year and at the same time that the Company is making its major compensation decisions for the current fiscal year.

In determining the aggregate amount of total awards available for our executives, the Compensation Committee considers both (1) the target dollar value of the long-term incentive package and (2) the package’s potential dilutive effect on the Company’s outstanding shares of common stock. In setting the target dollar value of the long-term incentive packages for each executive, the Compensation Committee considers comparator group and broader market data provided by Longnecker, as previously described. For reasons described above under “—Executive Compensation Program Objectives and Principles—Compensation Levels Should be Market Competitive”, we generally provide long-term incentive awards at target levels above the 50th percentile of benchmarked compensation data to help achieve market median levels of total target compensation.

Once the target dollar value is set, the Compensation Committee considers the potential dilutive effect of awards. The Compensation Committee evaluates stockholder dilution based on equity compensation “burn rates,” which refers to the annual rate at which shares are awarded under our equity compensation plan compared to the Company’s outstanding shares of common stock. Generally, the Compensation Committee targets a Company-wide “burn rate” of 1.0% or less for each annual grant of long-term incentive awards for all Company employees.

Based on the criteria described above, the Compensation Committee approved the target LTI opportunities for the Named Executive Officers as set forth in the table below:

Named Executive Officer	2018 LTI Target In $	2018 LTI Target as % of Base Salary	2017 LTI Target as % of Base Salary
Joseph B. Armes	$1,435,000	280%	280%
Gregg W. Branning	$408,975	133%	133%
Luke E. Alverson	$225,500	80%	55%
Christopher J. Mudd	$465,500	133%	133%

The Compensation Committee sets these targets in consultation with Longnecker and in adherence to our stated executive compensation objectives and principles. For Mr. Armes, Mr. Mudd and Mr. Branning, no changes were made to target LTI

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opportunities, as their existing targets were in alignment with our compensation philosophy. Mr. Alverson’s target LTI was increased based on competitive pay analysis and to continue moving his compensation in alignment with our compensation philosophy, consistent with individual performance.

The Compensation Committee has established the practice of annually approving and granting equity awards to LTIP participants at two points during the year: for restricted stock, on or about October 1 of the fiscal year; and for performance shares, on or about the beginning of the fiscal year. The material terms and conditions of these equity awards are determined under the provisions of our existing equity compensation plan. This plan can be found on the Company’s website at www.cswindustrials.com under the “Investors — Financial Reports and Filings” section.

The grant date fair value of the performance share and restricted stock awards granted to the Named Executive Officers during fiscal 2018, calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Compensation — Stock Compensation,” are shown in the “Summary Compensation Table” under the “Stock Awards” column and the accompanying footnotes. The actual award values of the equity awards differ from the “grant date fair value” due to the required accounting methodology, as discussed in footnote 2. Additional information on the awards granted in fiscal 2018 is shown in the “2018 Grants of Plan-Based Awards” table.

Performance Share Awards

Performance shares are restricted shares that vest, if at all, based on the Company’s achievement of pre-determined financial metrics, measured over a three-year performance period. Performance share awards in fiscal 2018 were based on TSR performance compared to that of the FTSE Russell 2000 Index, in order to support the Company’s strategic plan to emphasize growth in excess of market levels and align the interest of our executives with the Company’s stockholders. The Compensation Committee believes that these performance-based awards provide a strong incentive for our executives to achieve performance goals over the performance period that advance our business strategies, build long-term stockholder value and encourage executive retention.

These performance-based awards are subject to forfeiture if the executive’s employment is terminated by the Company with cause or by the executive without good reason before the end of the three-year performance period or if the performance goals are not reached. Until vesting, holders of performance shares do not have voting rights, but are entitled to receive dividend accruals, if any.

The performance shares granted in fiscal 2018 will vest, if at all, at the end of fiscal 2021 based on the Company’s achievement of a three-year TSR performance relative to the Russell 2000 Index members’ TSR performance.

Prior to the granting of performance share awards, the Compensation Committee establishes a vesting percentage range around each executive’s target long-term incentive opportunity allocated to the performance shares. This vesting percentage range has an established upper limitation and a minimum below which no shares will vest. Similar to AIP awards, the percentage vesting range determines the amount of performance shares that vest relative to the original award amount.

For fiscal 2018, the vesting percentage range established was 0% to 200% of the executives’ respective target long-term incentive opportunity allocated to the performance shares. The vesting of these awards will be calculated by (1) determining the Company’s TSR percentile ranking among the Russell 2000 Index members and (2) multiplying the number of performance shares granted by the applicable interpolated percentage of shares earned as set forth in the following graduated vesting schedule:

Company TSR Performance Ranking v. the Russell 2000 Index	% Payout Score
≥ 80th percentile	200%
70th percentile	150%
50th percentile (maximum if TSR is negative)	100%
30th percentile	50%
< 30th percentile	0%

As noted in the above schedule, the performance shares’ vesting schedule contains a limitation on the number of shares that will vest if the Company’s TSR is negative for the applicable performance period. If the Company’s TSR is negative during the performance period, the maximum amount of performance shares that can vest is 100%, even if the Company’s TSR performs above the 50th percentile of the Russell 2000 Index.

Restricted Stock Awards

Our restricted stock awards vest ratably over a three-year period to deliver a meaningful long-term incentive that balances risk and potential reward. These awards help executives build ownership in the Company, aligning their interests with stockholders. These awards also serve as an effective retention incentive for our executive officers to remain with the Company and continue high levels of performance. The Compensation Committee considers these awards to be “at risk” compensation, as their current and future value are directly determined by the Company’s stock price and the executive’s continued employment.

Restricted stock awards are only earned if the individual continues to be employed by the Company until the applicable vesting date. During the restriction periods, the Named Executive Officers holding unvested restricted stock are entitled to vote the shares and to receive dividends on the shares, if any, on the same basis as the Company’s stockholders holding unrestricted stock.

Stock Ownership Guidelines and Anti-Hedging

Our executive compensation program provides guidelines for executive ownership of Company common stock, expressed as a multiple of annual base salary. The Compensation Committee believes that this ownership guideline encourages the alignment of executive and stockholder interests by requiring executives to acquire and maintain a meaningful stake in the Company, which promotes the Company’s objective of building long-term stockholder value. Additionally, under the Company’s Insider Trading Policy, which is available on our website at www.cswindustrials.com under the “Investors — Corporate Governance” caption, executives are prohibited from pledging stock

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and engaging in transactions (such as trading in options) designed to hedge against the value of the Company’s common stock.

The stock ownership guidelines are designed to maintain stock ownership at levels high enough to indicate management’s commitment to share value appreciation to our stockholders while satisfying an individual executive’s prudent needs for personal asset diversification. The stock ownership requirements are set by the Compensation Committee as a result of a competitive analysis prepared by management, and the requirements are reviewed each year and updated as necessary. The requirements were last reviewed by the Compensation Committee in May 2018.

The Company’s current stock ownership guidelines for the Named Executive Officers and the number of shares needed to satisfy the guidelines are shown in the following table.

Named Executive Officer	Ownership Guideline	Ownership Guideline at 3/31/2018 (# of Shares)(1)	Current Ownership Against Guidelines (multiple of salary)
Joseph B. Armes	5 x Annual Base Salary	56,881	7.8 x
Gregg W. Branning	3 x Annual Base Salary	20,477	0.4 x
Luke E. Alverson	3 x Annual Base Salary	18,771	0.5 x
Christopher J. Mudd	3 x Annual Base Salary	N/A(2)	N/A(2)
(1)

Based on a price per share of $45.05, the closing price of the Company’s stock on March 29, 2018. Shares have been rounded up to the nearest whole share.

(2)

Amounts are not applicable, as Mr. Mudd’s employment ended February 28, 2018.

The stock ownership levels under the guidelines are expected to be achieved within the later of five years from the date the guidelines are first applicable or five years from the executive’s date of appointment. Recognizing the time required to achieve the ownership guidelines, the Compensation Committee approved the establishment of an interim retention requirement. Through this requirement, executives who do not meet the ownership requirement must retain at least 75% of the vested common stock received from equity awards granted from the time the ownership guidelines become applicable, net of any shares used or sold to pay applicable tax withholding. For fiscal 2018, all Named Executive Officers either achieved their required ownership or were in process of attaining their required ownership and were compliant with the guidelines.

The Compensation Committee annually reviews these stock ownership requirements and periodically monitors the executives’ progress toward meeting their respective target ownership levels. Shares held directly by an executive count toward satisfying the requirements. The share equivalent of vested and unexercised stock options also count toward satisfying the stock ownership requirements. Unvested equity awards are not counted toward satisfying the stock ownership requirements.

Recoupment of Incentive Compensation Policy

The Company maintains a Recoupment of Incentive Compensation Policy (the “Recoupment Policy”), which reinforces our commitment to our business objectives and core values. Under the Recoupment Policy, the Compensation Committee has the ability to recoup certain incentive compensation from an executive, within three years prior, if the Company is required to restate its financial statements. If a restatement occurs, the Compensation Committee can require an executive to reimburse the Company for all incentive compensation where the amount of compensation received was greater than the amount the Compensation Committee believes was actually earned based on the restated financial results.

Legacy Pension Plans

In connection with our Spin-Off, the Company assumed administrative responsibility and liability for CSWC’s pension plans and the benefits payable to employees participating under these plans. The legacy pension plans include a qualified defined benefit, non-contributory retirement plan, as well as a restoration plan that provides benefits to the plan participants in the qualified plan to fulfill the intent of the qualified plan without regard to limitations under the Internal Revenue Code of 1986, as amended (the “Code”). The retirement benefits payable under the legacy pension plans depend on the participant’s years of service under the plans and their final average monthly compensation determined by averaging the five consecutive years of highest compensation prior to retirement.

On January 1, 2015, CSWC closed the legacy pension plans to new participants. At the Spin-Off, the Company froze the legacy pension plans, and future benefits to plan participants ceased to accrue as of that date. Mr. Armes accrued benefits under the legacy plans as part of his prior employment with CSWC. The amount of legacy pension plan benefits attributable to applicable Named Executive Officers as of March 31, 2018 is shown in the “Pension Benefits” table below.

Other Benefits

As previously discussed, the Compensation Committee strives to make our executive compensation program primarily performance-based and, as such, does not provide perquisites for our executive officers other than benefits generally provided to all employees. Our executive compensation program from time to time may provide limited other benefits, which the Compensation Committee determines to be competitive with the level of benefits offered by the companies with which we compete for executive talent, and as such would serve to meet our stated objective of attracting and retaining executive talent. In addition, some of benefits may, in the Compensation Committee’s view, be provided for the Company’s benefit notwithstanding any personal benefit an executive may derive. No such other benefits were provided in fiscal 2018.

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Additional Executive Compensation Information

Chief Executive Officer Compensation in Fiscal 2018

The compensation of the CEO was set in a manner consistent with our compensation philosophy and the general compensation objectives and principles discussed above. In the interest of providing stockholders with a better understanding of Mr. Armes’ compensation for fiscal 2018, we are providing the following discussion and analysis.

Employment Agreement

On October 1, 2015, the Company entered into an employment agreement with Mr. Armes regarding his role as the Company’s Chief Executive Officer.

The employment agreement had an initial term of two years. The term of the agreement automatically extends for additional one-year periods unless Mr. Armes’ employment is terminated pursuant to the terms of the employment agreement.

The employment agreement provides that Mr. Armes will serve as Chief Executive Officer of the Company and, for at least the initial term of the employment agreement, serve as Chairman of the Board. Additionally, the Board will nominate Mr. Armes for election to the Board during the term of the employment agreement.

Base Salary and Incentive Opportunities

Mr. Armes’ employment agreement provides for an annual base salary of not less than $500,000 and an annual incentive award opportunity with a target value equal to 150% of his base salary and a maximum payout at 200% of the target amount. Mr. Armes is also eligible to participate in the Company’s equity-based incentive plans and employee benefits plans, though no specific benefit or amount is provided.

Mr. Armes’ incentive opportunity under the LTIP was established by the Compensation Committee on October 1, 2015, in connection with the Spin-Off as discussed above. His total LTIP incentive opportunity of 280% of his base salary was determined by the Compensation Committee consistent with our compensation programs and principles described above.

Base Salary

During fiscal 2018, Mr. Armes’ base salary was increased by 2.5% to $512,500, which increase was generally consistent with merit increase levels across the Company.

AIP Target and Fiscal 2018 Award

During fiscal 2018, no changes were made to Mr. Armes’ target AIP opportunity of 150% of base salary, as the Compensation Committee determined that this target amount was consistent with our compensation philosophy. Concerning Mr. Armes’ fiscal 2018 AIP award, as discussed above, the Compensation Committee approved a total AIP payout of 60% of target. This included $0 paid under the Operating Income metric (70% of total AIP target, 0% payout) and $461,250 paid under the qualitative individual performance metric (30% of total AIP target, 200% payout).

As discussed in footnote 6 to the “Summary Compensation Table” below, Mr. Armes’ disclosed “Non-Equity Incentive Plan Compensation” amount includes $517,268 expensed by the Company for the final installment of a cash incentive award Mr. Armes was eligible to receive from CSWC under the CSWC Spin-Off Compensation Plan. This amount was paid by CSWC and not the Company, and it is not a part of the Company’s AIP. For a description of the CSWC Spin-Off Compensation Plan, please see the disclosure contained in Company’s proxy statement for the 2016 annual meeting of stockholders, dated July 6, 2016, under “Additional Executive Compensation Information — CSWC Spin Off Compensation Plan”.

LTIP Target and Fiscal 2018 LTIP Awards

During fiscal 2018, no changes were made to Mr. Armes’ target LTIP opportunity of 280% of base salary, as the Compensation Committee determined that this target amount was consistent with our compensation philosophy. Accordingly, Mr. Armes received an award of 19,359 shares of performance shares ($700,000 award value) on April 1, 2017, and 18,046 shares of restricted stock ($717,500 award value) on October 1, 2017. The award value for the performance shares differs from the “grant date fair value” reported in the “Summary Compensation Table” below due to the accounting methodology for determining such amount, as discussed in footnote 2.

Benefits upon Termination

Under Mr. Armes’ employment agreement, if his employment is terminated due to death or disability, Mr. Armes will receive (1) his base salary and any unpaid benefits (including death benefits) through the date of termination, (2) if the date of termination is after the end of a fiscal year but before the Company pays cash bonuses, the cash bonus payment related to the previous year and (3) if the date of termination is before the end of a fiscal year, a prorated cash bonus payment related to the then-current fiscal year. Additionally, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest upon and to the extent that the performance conditions have been satisfied, and all options will remain exercisable for one year following the date of termination.

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If Mr. Armes’ employment is terminated by the Company without “cause” or by Mr. Armes for “good reason”, Mr. Armes will receive (1) his base salary and any unpaid benefits through the date of termination, (2) a lump sum payment equal to two times the sum of (a) his then-current base salary or such higher base salary that was in effect during the 12 months prior to the date of termination and (b) the greater of his annual bonus for the prior fiscal year or his target bonus for the current year, (3) if the date of termination is after the end of a fiscal year but before the Company pays cash bonuses, the cash bonus payment related to the previous year, (4) if the date of termination is before the end of a fiscal year, a prorated cash bonus payment related to the then-current fiscal year and (5) continued medical and dental insurance for him and his dependents for 24 months following the date of termination. Additionally, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest upon and to the extent that the performance conditions have been satisfied, and all options will remain exercisable for one year following the date of termination.

If Mr. Armes’ employment is terminated by the Company for “cause” or by Mr. Armes without “good reason”, Mr. Armes will receive only his base salary and any unpaid benefits through the date of termination.

Additionally, Mr. Armes participates in the Company’s Executive Change in Control and Severance Benefit Plan (the “CIC and Severance Plan”). To the extent the provisions of the CIC and Severance Plan are more beneficial to Mr. Armes, such provisions would apply in the applicable termination scenario.

The employment agreement also provides that Mr. Armes will not engage in activities that are competitive with the Company’s business or solicit any key employees of the Company to leave or accept employment with another company for 24 months following the date of termination.

Executive Change in Control and Severance Benefit Plan

The Company maintains the CIC and Severance Plan. The features of this plan are described more fully under “―Potential Payments upon Termination or Change-In-Control―CSW Industrials, Inc. Executive Change in Control and Severance Benefit Plan” below. The Compensation Committee believes that this plan benefits stockholders in providing consistency and transparency in severance benefits if an executive officer’s employment is terminated, and also supports alignment between executive officer and stockholder interests should a transformative transaction arise that is in stockholders’ best interests.

Review and Assessment of Compensation Under Termination Scenarios

The Compensation Committee reviews each Named Executive Officer’s total compensation under several scenarios including a change-in-control of the Company, termination of employment by management and resignation or retirement by the executive. Tally sheets setting forth all of the listed scenarios are prepared by management and reviewed by the Compensation Committee with input from Longnecker. Based on the Compensation Committee’s review of the tally sheets, the Compensation Committee determined that the potential payments that would be provided to the Named Executive Officers were consistent with our executive compensation objectives and principles.

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Annual Executive Compensation Program Review and Compensation Risk

It is the Compensation Committee’s policy to regularly monitor and annually review our executive compensation program to determine, in consultation with Longnecker, whether the elements of the program are consistent with our stated executive compensation objectives and principles. Within this determination is an evaluation of whether the Company’s risk management objectives are being met with respect to the executive compensation program and our compensation programs as a whole. If the elements of the program are determined to be inconsistent with our objectives and principles, or if any incentives are determined to encourage risks that are reasonably likely to have a material adverse effect on us, the elements are adjusted as necessary.

The Compensation Committee, in consultation with Longnecker, has concluded that no risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted that:

■

Compensation elements are balanced. Our compensation program design provides a balanced mix of base salary, annual cash incentive compensation and, for eligible employees, long-term equity incentives, which provides the incentive to perform at high levels and maximize Company performance without focusing exclusively on compensation performance metrics to the detriment of other important business metrics.

■

Metrics balance short-term and long-term goals. Our incentive compensation metrics are balanced between short-term corporate business and financial objectives, namely consolidated operating income for the annual cash incentive opportunity, and long-term stock-based and financial performance objectives, which are effected through an equally weighted mix of restricted stock that generally vests ratably over a three-year period and performance shares that vest at the end of a three-year performance period based on benchmarked TSR performance.

■

Individual performance is emphasized. We place an emphasis on individual, non-financial performance metrics in determining final individual compensation amounts, serving to restrain the influence of formulae and objective factors on incentive pay and providing the Compensation Committee with discretion to adjust compensation downward if behaviors are not consistent with our business objectives and core values.

■

Incentive programs have performance thresholds and are capped. Both the AIP opportunity and performance share awards have threshold payout levels, which ensure that incentive compensation is reduced or eliminated altogether if minimum performance levels are not achieved, as well as maximum payout levels, which helps avoid excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior.

■

Compensation is benchmarked. The Compensation Committee benchmarks compensation against both the benchmark peer group and other compensation data from the broader market to ensure compensation programs are generally consistent with industry practice.

■

Executives have ownership guidelines. Our officers have equity ownership guidelines, which further encourage a long-term focus on sustainable performance and further align our officers’ interests with those of our stockholders, and they are prohibited from pledging stock and engaging in transactions designed to hedge against the value of the Company’s stock.

Compensation & Talent Development Committee Report

The Compensation Committee of the Board of Directors of the Company is currently comprised of three independent directors, Linda Livingstone (Chair), William Quinn and Kent Sweezey.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above in this proxy statement, with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended March 31, 2018.

Linda Livingstone, Chair
William Quinn
Kent Sweezey

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Summary Compensation Table

The following table sets forth compensation information for our Named Executive Officers — the individuals who served during fiscal 2018 as principal executive officer and principal financial officer of the Company, the other most highly compensated executive officer of the Company serving at the end of fiscal 2018 and a former executive officer (as of the end of fiscal 2018, the Company had three executive officers).

Name and Principal Position	Year	(1)	Salary ($)	Bonus ($)	Stock Awards ($)	(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	(4)	Total ($)
Joseph B. Armes	2018		512,500	─	1,766,741	(5)	─	978,518	(6)	14,770	56,365		3,328,894
Chairman, CEO and President	2017		500,000	─	1,229,161		─	1,220,091		13,004	75,168		3,037,424
	2016		250,000	─	1,873,052		850,681	1,058,726		9,402	24,188		4,066,049
Gregg W. Branning	2018		307,500	─	507,776	(7)	─	246,523		─	51,421		1,113,200
Executive VP, CFO	2017		243,182	125,000	440,676		─	194,480		─	67,869		1,071,207

Luke E. Alverson	2018		281,875	─	280,903	(8)	─	142,842		─	55,880		761,500
Senior VP, General Counsel and Secretary	2017		275,000	─	127,560		─	97,240		─	50,171		549,971
	2016		24,062	15,000	160,225		─	8,809		─	2,358		210,454
Christopher Mudd(9)	2018		320,833	─	758,825	(10)	─	─		─	502,972		1,582,630
Former President and COO	2017		325,500	─	372,241		─	233,376		─	60,187		991,304
	2016		155,422	─	299,961		─	200,000		─	18,328		673,711
(1)

The Company’s fiscal year begins April 1 and ends March 31. Compensation amounts reported for 2016 represent partial year amounts earned by the Named Executive Officer in fiscal 2016, commencing October 1, 2016 or, if later, the Named Executive Officer’s first date of employment.

(2)

Represents the grant date fair value of long-term equity incentive awards under the Company’s LTIP computed in accordance with FASB ASC 718 “Compensation — Stock Compensation”, including the impact of forfeitures. The incentive awards are granted in the form of restricted stock, which generally vest ratably over a three-year period, and performance shares. The performance criteria for the performance share awards is based on the Company’s TSR over a three-year period compared to the TSR of the Company’s applicable benchmark group for the same period, as described in further detail under “—Elements of the Executive Compensation Program—Long-Term Incentives—Performance Share Awards” above. The reported value of the performance unit awards is computed based on the probable outcome of the performance conditions based on a Monte Carlo simulation and the grant date estimate of compensation cost to be recognized over the performance period, which was 117.5% of target, or $49.92 per share. Payout for the performance share awards can range from 0% to a maximum of 200%. Assumptions used in the valuations are discussed in Note 6 to the Company’s audited consolidated financial statements for the year ended March 31, 2018 in the Annual Report.

(3)

The amounts in this column include an annual cash incentive bonus for fiscal 2018 under the Company’s AIP that was earned in fiscal 2018 but paid in fiscal 2019.

(4)

The following table shows the components of this column for the Named Executive Officers, calculated at the aggregate incremental cost to the Company:

Name	Retirement Plan Contributions	(A)	ESOP Contributions	(B)	Insurance Premiums	(C)		Severance Amounts	(D)	Total
Joseph B. Armes	$ 26,300		$ 10,800		$ 19,265		$	―		$56,365
Gregg W. Branning	24,413		10,800		16,208			―		51,421
Luke E. Alverson	24,370		10,800		20,710			―		55,880
Christopher J. Mudd	35,550		―		19,034			448,388		502,972

(A)

Includes matching and discretionary Company contributions to the Named Executive Officers under the Company’s 401(k) retirement plan, which is generally available to the Company’s U.S. employees.

(B)

Includes Company contributions to the Employee Stock Ownership Plan for fiscal 2018. These amounts were accrued in fiscal 2018 but contributed in fiscal 2019.

(C)

Includes annual premiums for group term life insurance, the Company’s portion of annual premiums for medical, dental and vision benefits and the Company’s portion of disability premiums.

(D)

Includes the value of cash severance amounts paid to Mr. Mudd under the CIC and Severance Plan upon his termination on February 28, 2018.

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(5)

Includes annual grants of 18,046 shares of restricted stock ($800,340) and 19,359 shares of performance units ($966,401) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $44.35, the closing market price of the Company’s common stock as reported by NASDAQ on September 29, 2017, the last trading day before the date of grant. Performance unit award values were calculated using a fair value of $49.92 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance shares at grant date, assuming the highest level of performance conditions, was $1,420,951.

(6)

Reflects $461,250 awarded to Mr. Armes under the Company’s AIP for fiscal 2018. Also includes $517,268 expensed by the Company for the final tranche of a cash incentive award Mr. Armes received from CSWC in December 2017 under the CSWC Spin-Off Compensation Plan. CSWC, not the Company, made the associated cash payment to Mr. Armes. For a description of such plan, please see the disclosure contained in the Company’s proxy statement for the 2016 annual meeting of stockholders, dated July 6, 2016, under “Additional Executive Compensation Information — CSWC Spin Off Compensation Plan”.

(7)

Includes annual grants of 5,156 shares of restricted stock ($228,669) and 5,531 shares of performance units ($279,108) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $44.35, the closing market price of the Company’s common stock as reported by NASDAQ on September 29, 2017, the last trading day before the date of grant. Performance unit award values were calculated using a fair value of $49.92 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance shares at grant date, assuming the highest level of performance conditions, was $405,975.

(8)

Includes annual grants of 2,957 shares of restricted stock ($131,143) and 3,000 shares of performance units ($149,760) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $44.35, the closing market price of the Company’s common stock as reported by NASDAQ on September 29, 2017, the last trading day before the date of grant. Performance unit award values were calculated using a fair value of $49.92 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance shares at grant date, assuming the highest level of performance conditions, was $220,000.

(9)

Mr. Mudd’s employment with the Company ended on February 28, 2018.

(10)

Includes annual grants of 5,854 shares of restricted stock ($259,625) and 6,069 shares of performance units ($302,964) made under the Company’s LTIP. Also includes a one-time performance share grant of 3,931 shares ($196,236) made in connection with the assumption of additional responsibilities in fiscal 2017. 3,902 shares of the restricted stock grant, and all of the granted performance units, were forfeited upon Mr. Mudd’s termination on February 28, 2018. Restricted stock award values were calculated using a price per share of $44.35, the closing market price of the Company’s common stock as reported by NASDAQ on September 29, 2017, the last trading day before the date of grant. Performance unit award values were calculated using a fair value of $49.92 per share as determined by the Monte Carlo simulation. The maximum potential value of the forfeited performance shares at grant date, assuming the highest level of performance conditions, was $734,000.

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2018 Grants of Plan-Based Awards

The following table sets forth certain information with respect to 2018 plan-based awards granted to the Named Executive Officers for the year ended March 31, 2018.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)	(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph B. Armes	5/23/2017	(3)	384,375	768,750	1,537,500
	4/1/2017					9,680	19,359	38,718			966,401	(4)
	10/1/2017								18,046	(5)	800,340
Gregg W. Branning	5/23/2017	(3)	153,750	307,500	615,000
	4/1/2017					2,766	5,531	11,062			276,108	(4)
	10/1/2017								5,156	(5)	228,669
Luke E. Alverson	5/23/2017	(3)	77,516	155,031	310,062
	4/1/2017					1,500	3,000	6,000			149,760	(4)
	10/1/2017								2,957	(5)	131,143
Christopher J. Mudd	5/23/2017	(3)	175,000	350,000	700,000
	4/1/2017	(6)				5,000	10,000	20,000			499,200	(4)
	10/1/2017								5,854	(5)(7)	259,625
(1)

The number of shares listed represents long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance criteria for these awards is based on the Company’s TSR from April 1, 2017 through March 31, 2020 compared to the TSR performance of the members of the Russell 2000 Index for the same period, as described in further detail under “—Elements of the Executive Compensation Program—Long-Term Incentives—Performance Share Awards” above.

(2)

These amounts represent the fair value, as determined under FASB ASC Topic 718, of the awards based on the grant date fair value estimated by the Company for financial reporting purposes.

(3)

Under the AIP, the primary performance measures are internally defined metrics based on EBITDA and achievement of individual performance metrics. Actual amounts payable under the AIP, if payable, can range from 50% (Threshold) to 200% (Maximum) of the target amounts for the Named Executive Officers based upon the extent to which performance under the foregoing criteria meets, exceeds or is below the target. Actual payout for the consolidated operating income metric (70% of total AIP) in fiscal 2018 was 78% of the target amount.

(4)

Represents the fair value on the date of grant, as described in footnote (2), of the performance units awarded, which values were calculated using a fair value of $49.92 per share calculated using the Monte Carlo simulation. The actual value may be more or less depending on the Company’s TSR performance during the applicable three-year performance period.

(5)

The amounts shown reflect the numbers of shares of restricted stock granted to each Named Executive Officer pursuant to the Company’s 2015 Equity and Incentive Compensation Plan. The shares generally vest ratably over a three-year period on each anniversary of the date of grant.

(6)

These awards were forfeited in connection with Mr. Mudd’s termination of employment.

(7)

3,902 shares of this award were forfeited in connection with Mr. Mudd’s termination of employment.

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Outstanding Equity Awards at Year-End 2018

The following table sets forth certain information with respect to outstanding equity awards as of March 31, 2018 with respect to the Named Executive Officers.

Name	Option Awards(1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)	(2)
Joseph B. Armes	23,902	5,975	25.52	7/15/2023	40,959	(3)	1,845,203		11,363	(4)	511,903
	85,981	—	25.23	8/28/2024					22,407	(5)	1,009,435
									19,353	(6)	871,853
Gregg W. Branning	—		—	—	11,239	(7)	506,317		5,961	(5)	268,543
									5,531	(6)	249,172
Luke E. Alverson	—		—	—	6,258	(8)	281,923		2,201	(5)	99,155
									3,000	(6)	135,150
Christopher J. Mudd(9)	—		—	—	—	(10)	—		3,246	(4)	146,232
(1)

All option awards shown in this table represent stock options issued in conversion of CSWC stock option awards granted prior to the Spin-Off. The stock option issuances converted existing CSWC stock option awards consistent with the treatment of shares in the Spin-Off. 5,975 of the $25.52 strike price options vested on July 15, 2018.

(2)

Calculated using a price per share of $45.05, the closing market price of the Company’s common stock as reported by NASDAQ on March 29, 2018, the last trading day before the end of the Company’s last completed fiscal year. Concerning all performance awards, the amounts of shares used in calculating the payout values assumes the achievement of target performance, or vesting at 100%.

(3)

1,000 of these shares vested on July 15, 2018. Mr. Armes’ shares of restricted stock vest as follows: 20,760 shares on October 1, 2018; 13,184 shares on October 1, 2019; and 6,015 shares on October 1, 2020.

(4)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance measure set for this plan is based on the Company’s TSR over the period from October 1, 2015 through March 31, 2018 compared to the TSR’s of the Company’s benchmark peer group for the same period. Payouts can range from 0% to a maximum of 100% of the shares granted. These shares vested on April 13, 2018 at 70% of the target amount.

(5)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance measure set for this plan is based on the Company’s TSR over the period from April 1, 2016 through March 31, 2019 compared to the TSR’s of the Company’s benchmark peer group for the same period. Payouts can range from 0% to a maximum of 100% of the shares granted. The number of shares reported, along with the associated value reported, assume vesting at 100%.

(6)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance measure set for this plan is based on the Company’s TSR over the period from April 1, 2017 through March 31, 2020 compared to the TSR’s of the members of the Russell 2000 Index for the same period. Payouts can range from 0% to a maximum of 200% of the shares granted. The number of shares reported, along with the associated value reported, assume vesting at 100%.

(7)

994 of these shares vested on June 9, 2018. Mr. Branning’s remaining shares of restricted stock vest as follows: 3,767 shares on October 1, 2018; 993 shares on June 9, 2019; 3,766 shares on October 1, 2019; and 1,719 shares on October 1, 2020.

(8)

Mr. Alverson’s shares of restricted stock vest as follows: 1,761 shares on October 1, 2018; 1,752 shares on March 1, 2019; 1,759 shares on October 1, 2019; and 986 shares on October 1, 2020.

(9)

Mr. Mudd transitioned from his role with the Company in February 2018. Pursuant to the Company’s CIC and Severance Plan, the performance shares shown in the table remained outstanding following his termination and were eligible to vest in accordance with their terms. All other performance shares were forfeited.

(10)

Pursuant to the Company’s CIC and Severance Plan, 6,369 shares of restricted stock vested upon Mr. Mudd’s termination of employment, representing the shares of restricted stock that would have otherwise vested within one year of his termination. Mr. Mudd forfeited all remaining shares of restricted stock upon termination of his employment, and no unvested restricted stock was outstanding at March 31, 2018.

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2018 Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock option exercises and restricted stock vesting during the fiscal year ended March 31, 2018 with respect to the Named Executive Officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	(1)	Value Realized on Vesting ($)
Joseph B. Armes	—	—	29,743		1,336,702
Gregg W. Branning	—	—	3,041		127,272
Luke E. Alverson	—	—	2,525		114,610
Christopher J. Mudd	—	—	10,786	(2)	487,911
(1)

The number of shares reported includes shares that were surrendered during the fiscal year ended March 31, 2018 to pay for taxes upon the vesting of restricted common stock.

(2)

Includes 6,368 shares of restricted common stock that vested on February 28, 2018 in connection with Mr. Mudd’s termination of employment, pursuant to the terms of the Company’s CIC and Severance Plan.

2018 Pension Benefits

The following table sets forth certain information as of March 31, 2018 with respect to pension benefits attributable to our Named Executive Officers. Please refer to “—Elements of the Executive Compensation Program—Legacy Pension Plans” above for a narrative description of our pension plans.

Name	Plan Name	(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joseph B. Armes	Qualified Retirement Plan		2.25	89,240	—
	Restoration Plan		2.25	103,159	—
Gregg W. Branning	—		—	—	—
Luke E. Alverson	—		—	—	—
Christopher J. Mudd	—		—	—	—
(1)

The pension plans listed represent legacy plans assumed from CSWC in connection with the Spin-Off. The plans listed were frozen on October 1, 2015, and no benefits have accrued to any plan participant following that date. The present value of accumulated benefit shown is an actuarial present value derived from the plans’ provisions, which is influenced by credited service and based on the mortality and discount rate assumptions used for financial reporting purposes (but excluding pre-retirement mortality). Assumptions used in the valuations are discussed in Note 13 to the Company’s audited consolidated financial statements for the year ended March 31, 2018 in the Annual Report.

Potential Payments upon Termination or Change-In-Control

The information below describes compensation that would have been paid under existing plans and contractual arrangements to the Named Executive Officers in the event of a termination of the executive’s employment with the Company or change-in-control of the Company, assuming these events occurred on March 31, 2018. Amounts shown therefore include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination or a change-in-control (based upon the executive’s compensation and service levels as of such date and the closing price of the Company’s common stock on March 29, 2018 of $45.05). The actual amounts to be paid can only be determined at the time of a change-in-control or the executive’s termination of employment with the Company. Upon any termination of employment, each of the Named Executive Officers would also be entitled to the vested amounts, if any, shown in the “2018 Pension Benefits” table above.

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CSW Industrials, Inc. Executive Change in Control and Severance Benefit Plan

All the Named Executive Officers participated in the Company’s CIC and Severance Plan as of March 31, 2018, as described under “―Additional Executive Compensation Information” above. The CIC and Severance Plan provides benefits for termination of employment under three scenarios: by the Company without cause or by the executive for good reason; following a qualifying change in control; and upon death or disability. In any scenario, the receipt of benefits following a termination is contingent upon the executive (or the executive’s estate) executing a release in favor of the Company.

The CIC and Severance Plan provides benefits based on two participant levels: Level One and Level Two. Currently, Mr. Armes is the only Level One participant, and all other Named Executive Officers are Level Two participants.

Termination Without Cause by the Company or For Good Reason by the Executive

Upon an executive’s termination by the Company without cause or by the executive for good reason, the executive is provided with the following severance benefits:

■

A pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year, except that any portion of an AIP award that is intended to constitute “performance-based compensation” under Section 162(m) of the Code, the amount paid will be based on performance actually attained;

■

A lump sum payment equal to (a) in the case of a Level One participant, two times, and (b) in the case of a Level Two participant, one times, 12 months of base salary;

■

continuation of health and welfare benefits for the earlier of (a) in the case of a Level One participant, 24 months, and (b) in the case of a Level Two participant, 12 months, following termination or the executive’s acceptance of full-time employment with another entity, at a cost equal to the cost for an active employee for similar coverage; and

■

Immediate vesting in full of all unvested equity awards that have a vesting date within (a) in the case of a Level One participant, two years, and (b) in the case of a Level Two participant, one year, of the date of termination, in accordance with the terms of the applicable award agreements.

As used in the CIC and Severance Plan, “cause” generally means: (a) the commission of an act of personal dishonesty intended to result in substantial personal enrichment to the detriment of the Company; (b) the conviction or plea of nolo contendere to a misdemeanor involving moral turpitude or a felony; (c) the failure to perform work responsibilities; (d) violation of any of the Company’s material policies or procedures; or (e) any material breach of any material agreement with the Company, and in the cases of (c), (d) and (e), such failure, violation or breach has continued for more than 30 days following written notice to the executive.

As used in the CIC and Severance Plan, “good reason” generally means, without the express written consent of the executive: (a) a material reduction in base compensation; (b) a material diminution in authority, duties or responsibilities; (c) a permanent relocation more than 50 miles from where services were normally performed; (d) a material reduction in the authority, duties or responsibilities of the person to whom the executive reports; or (e) any other action or inaction that constitutes a material breach by the Company of its obligations under the CIC and Severance Plan or any other material agreement to which the Company and the executive are parties.

Termination Following a Change in Control

Upon the occurrence of a Change in Control (as defined in the Company’s 2015 Equity and Incentive Compensation Plan) and without a requirement that the executive’s employment be terminated, all then-outstanding unvested equity awards (including restricted stock and performance share awards) will fully vest, in accordance with the terms of the applicable award agreements.

If an executive’s employment is terminated without cause by the Company or for good reason by the executive, in either case within two years following a Change in Control, then the executive is provided with the following severance benefits:

■

A pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year;

■

A lump sum payment equal to (a) in the case of a Level One participant, three times, and (b) in the case of a Level Two participant, two times, the sum of (i) 12 months of base salary plus (ii) the executive’s target AIP award for the current fiscal year;

■

Continuation of health and welfare benefits for the earlier of 24 months following termination or the executive’s acceptance of full-time employment with another entity, at a cost equal to the cost for an active employee for similar coverage.

In addition to the above, an executive would be entitled to any unpaid base salary through the date of termination, any unpaid AIP earned for a completed fiscal year but not yet paid, any unreimbursed business or other expenses through the date of termination, and any employee benefits to which the executive is entitled pursuant to the terms of the plans governing the benefits.

Additionally, the CIC and Severance Plan does not contemplate tax “gross up” payments. Instead, under a “best of net” provision in the CIC and Severance Plan, if any payments or benefits to which an executive is entitled are likely subject to the tax imposed by Section 4999 of the Code, the payment will (1) be reduced such that Section 4999 does not apply or (2) be paid in full, whichever produces the better net after tax position, as determined by the Board in good faith.

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A Change in Control, as defined in the 2015 Equity and Incentive Compensation Plan, generally includes the occurrence of the following events:

■

Any person or group acquires, or has acquired during the prior twelve months, beneficial ownership, directly or indirectly, of one-third or more of the Company’s outstanding common stock or combined voting power of the Company’s voting securities;

■

Any person or group acquires beneficial ownership, directly or indirectly, of Company securities that constitutes more than 50% of the total fair market value or voting power of the Company’s securities;

■

The incumbent members of the Board of Directors cease to constitute a majority of the Board of Directors, except in cases where a new director is approved by at least 75% of the incumbent directors and whose election was not in connection with a change in control transaction or in connection with a proxy contest relating to director election;

■

Any consolidation or merger to which the Company is a party, if following the transaction the Company’s stockholders do not beneficially own at least a majority of the outstanding common stock and the combined voting power of the surviving or continuing entity;

■

Any sale or other transfer of a majority of the assets of the Company;

■

The Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

■

Any other event specified by the Board.

Termination Due to Death or Disability

Upon an executive’s death or disability, an executive (or his or her estate) would be entitled to receive: (1) a pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year; and (2) continued medical and dental insurance coverage for 12 months following termination, at a cost equal to the cost for an active employee for similar coverage. Additionally, all then-outstanding unvested equity awards will fully vest, in accordance with the terms of the applicable award agreements.

Quantification of Potential Payments

The following table sets forth the estimated value of the potential payments to each of the Named Executive Officers, assuming the executive’s employment had terminated on March 31, 2018. Mr. Mudd is not shown in the table below because his employment with the Company terminated before March 31, 2018. For the events of termination involving a change-in-control, we assumed that the change-in-control also occurred on that date. In addition to the payments set forth in the following table, Mr. Armes may receive certain payments upon his termination or a change-in-control pursuant to the legacy pension plans. Previously vested benefits under those plans for Mr. Armes are disclosed in the “2018 Pension Benefits” table.

Triggering Event	Compensation Component	Payout($)
		Joseph B. Armes(1)	Gregg W. Branning	Luke E. Alverson
Death	Life insurance benefit (third party payment)	50,000	50,000	50,000
	Pro-rata annual incentive award (at target)	768,750	307,500	155,031
	Health & welfare benefit	18,519	15,462	19,964
	Immediate vesting of equity awards(2)	4,238,394	1,024,032	516,228
	Total	5,075,663	1,396,994	741,223
Disability	Pro-rata annual incentive award (at target)	768,750	307,500	155,031
	Health & welfare benefit	18,519	15,462	19,964
	Immediate vesting of equity awards(2)	4,238,394	1,024,032	516,228
	Total	5,025,663	1,346,994	691,223
Termination Without Cause by the Company or For Good Reason by the Executive	Termination payment	2,562,500	307,500	281,875
	Pro-rata annual incentive award (at target)	768,750	307,500	155,031
	Immediate vesting of certain equity awards(2)(3)	4,238,394	483,026	293,411
	Health & welfare benefit	37,038	15,462	19,964
	Total	7,606,682	1,113,488	750,281
Change-in-Control — Employment Continues	Immediate vesting of equity awards(2)	4,238,394	1,024,032	516,228
	Total	4,238,394	1,024,032	516,228
Change-in-Control — Termination Without Cause by the Company	Termination payment	3,843,750	1,230,000	873,813
	Pro-rata annual incentive award (at target)	768,750	307,500	155,031
	Immediate vesting of equity awards(2)	4,238,394	1,024,032	516,228
	Health & welfare benefit	37,038	30,924	39,928
	Total	8,887,932	2,592,456	1,585,000

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(1)

Amounts shown for Mr. Armes are determined in accordance with the terms of his employment agreement, discussed under “Additional Executive Compensation Information — Chief Executive Officer Compensation in 2018”, as well as the CIC and Severance Plan. Where benefits between the employment agreement and the CIC and Severance Plan overlap, the highest potential amount is shown.

(2)

These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of event was equal to the closing price of the Company’s common stock on March 29, 2018 ($45.05), the last trading day of fiscal 2018. Additionally, it assumes that, for performance shares that have not vested, the performance conditions are satisfied at target (100%) vesting at the time of termination.

(3)

Pursuant to Mr. Armes’ employment agreement, all unvested equity awards vest immediately in this termination scenario. For the other Named Executive Officers under the CIC & Severance Plan, only the shares vesting within one year following termination automatically vest.

CEO Pay Ratio

For fiscal 2018, the ratio of the annual total compensation of Mr. Armes, our Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Armes (“Median Annual Compensation”) was 48.5 to 1. On an adjusted basis (described further below), the ratio was 40.9 to 1. We refer to the employee who received the Median Annual Compensation as the “Median Employee.”

This ratio is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. The assumptions we used are specific to our Company and our employee population. Because the SEC’s final regulations for identifying the median employee, calculating annual total compensation, and determining the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, the Company’s pay ratio disclosure may not be comparable to that reported by other companies.

Additionally, our pay ratio is not an element that the Compensation Committee considers in setting the compensation of our Chief Executive Officer, nor is our Chief Executive Officer’s compensation a material element that management considers in making compensation decisions for non-officer employees.

CEO Compensation

CEO Compensation for fiscal 2018 was $3,328,894. We calculated the CEO Compensation by using the total of all applicable compensation elements reported in the “Summary Compensation Table” above.

Adjusted CEO Compensation

As discussed in footnote 6 to the “Summary Compensation Table”, Mr. Armes’ CEO Compensation for fiscal 2018 included $517,268 expensed by the Company for the final installment of a cash incentive award paid by CSWC under the CSWC Spin-Off Compensation Plan. For a description of such plan, please see the disclosure contained in Company’s proxy statement for the 2016 annual meeting of stockholders, dated July 6, 2016, under “Additional Executive Compensation Information — CSWC Spin Off Compensation Plan”. CSWC, not the Company, made the associated cash payment to Mr. Armes, and this expense to the Company will not recur next year.

While we are required to report this compensation expense in the “Summary Compensation Table”, it is not a component of Mr. Armes’ compensation that was approved by our Compensation Committee nor is it a part of our executive compensation program. In the interest of providing readers with a more accurate view of the current pay ratio, and to provide a more accurate basis for comparison of our pay ratio in future years, removing this cash incentive expense adjusts reported CEO Compensation to $2,811,626. Based on the foregoing, the adjusted pay ratio is 40.9 to 1.

Median Annual Compensation

Median Annual Compensation for fiscal 2018 was $68,677. We calculated the Median Annual Compensation by totaling all applicable elements of compensation for our Median Employee in accordance with Item 402(c)(2)(x) of Regulation S-K, the same methodology used for our Named Executive Officers set forth in the “Summary Compensation Table”. We did not make any cost-of-living adjustments in identifying the Median Employee.

Determination Date and Measurement Period

We identified our Median Employee as of March 31, 2018 (the “Determination Date”). We used the fiscal year ended March 31, 2018 as the compensation measurement period.

Employee Pool Used to Identify Median Employee

As of the Determination Date, we had approximately 800 employees. This number includes all full-time, part-time, seasonal and temporary employees of the Company and its subsidiaries. This number does not include any independent contractors or “leased” workers. Using the “deminimis” exception, we excluded 6 employees from the pool, representing all of our employees in Mexico (2), Brazil (1), and Australia (3).

Compensation Used to Identify Median Employee

We used taxable wages as reflected in our payroll records and as reported to the Internal Revenue Service on Form W-2 to identify our Median Employee. W-2 taxable wages include, among other things, salary, wages, bonuses and stock compensation, if any.

Adjustments to Compensation

A portion of our permanent employee workforce (full-time and part-time) worked for less than the full year due to, among other things, commencing employment after the beginning of the year or taking an unpaid leave of absence. In determining our Median Employee, we annualized the total compensation for those individuals (but not for individuals in temporary or seasonal positions).

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PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is providing stockholders the opportunity to annually cast an advisory vote on the compensation of our Named Executive Officers pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). This proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers.

The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. This Say on Pay vote is advisory, meaning that it is not binding on the Compensation Committee or the Board. This vote will not affect any compensation already paid or awarded to any Named Executive Officer, nor will it change any decisions the Board has made. Nonetheless, the Compensation Committee and the Board will review and carefully consider the outcome of the advisory vote on executive compensation when making future decisions regarding our executive compensation programs and policies.

We design our executive compensation programs to implement our core objectives of attracting and retaining key leaders, rewarding current performance, driving future performance and aligning the long-term interests of our executives with those of our stockholders. Stockholders are encouraged to read the CD&A section of this proxy statement, including the “Executive Summary”. In the CD&A, we have provided stockholders with a description of our compensation programs, including the philosophy and strategy of the programs, the individual elements of the compensation programs and how our compensation plans are administered. We have also described how the Compensation Committee continues to evolve our executive compensation program based on stockholder feedback.

We believe stockholders should consider the following financial performance data and compensation design elements when voting on this proposal:

■

Concerning our annual incentive plan, the consolidated operating income performance metric was 89% of plan, appropriately resulting in an annual incentive award percentage payout of 78% of target with respect to that metric.

■

On average, the Named Executive Officers had 70.6% (or 81.1% in the case of the CEO) of their target pay “at risk,” or dependent upon both the Company’s and each individual’s performance.

■

Maximum payout levels for the annual cash incentive award are capped at 200% of target, with formulaic positive or negative adjustment for financial and individual performance, and the performance share award payouts are capped, which in both cases avoids excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior.

■

The annual cash incentive award and the performance share award have threshold payout levels, ensuring that incentive compensation is reduced or eliminated altogether if minimum performance levels are not achieved.

■

Our officers are subject to stock ownership guidelines, which further encourage a long-term focus on sustainable performance and align our officers’ interests with those of our stockholders.

■

Our officers are prohibited from engaging in transactions designed to hedge the value of the Company’s stock.

■

The Company does not provide perquisites to executive officers, other than those generally provided to all employees.

The Board believes that the Company’s executive compensation programs use appropriate structures and sound pay practices to promote achieving our core objectives. Further, the Board and Compensation Committee took into account the results of the 2017 say on pay vote and other stockholder feedback and made changes to the Company’s compensation practices for fiscal 2018. For additional information, see “Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Program Changes for Fiscal 2018” on page 21. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the CSW Industrials, Inc. stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the section of this Proxy Statement entitled ‘Executive Compensation’.”

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Required Vote and Recommendation

Approval of this proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal. Therefore, abstentions will have no effect on the proposal. Additionally, broker non-votes will not be considered to have voted on this proposal, and therefore will have no effect on the proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” this proposal unless you instruct otherwise on the proxy or you withhold authority to vote.

The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board recommends that you vote “FOR” the approval of this advisory vote on Executive Compensation.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information related to our Incentive Plan as of March 31, 2018 under which our equity securities are authorized for issuance. The Incentive Plan was initially approved by the Company’s sole stockholder, CSWC, prior to consummation of the Spin-Off.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(1)	Weighted-Average Exercise Price of Outstanding Option, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by securities holders	231,717		$ 25.12	929,459
Equity compensation plans not approved by securities holders	—		—	—
TOTAL	231,717		$ 25.12	929,459
(1)

Represents stock option awards issued in conversion of CSWC stock option awards granted prior to the Spin-Off. These Spin-Off related conversion awards were separately authorized under the Incentive Plan, but are not included in the 1,230,000 shares available for awards under the Incentive Plan. No stock option awards have been granted by the Company under the Incentive Plan’s 1,230,000 share authorization.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year.

The policy provides that the N&CG Committee reviews transactions subject to the policy and determines whether to approve or ratify those transactions. In doing so, the N&CG Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chairman of the N&CG Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chairman is provided to the full N&CG Committee for its review in connection with each regularly scheduled N&CG Committee meeting.

The N&CG Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

■

business transactions with other companies in which a related person’s only relationship is as an employee, director or less-than-10% beneficial owner if the amount of business falls below the thresholds in NASDAQ’s listing standards and the Company’s director independence standards; and

■

charitable contributions, grants or endowments to a charitable organization where a related person is an employee if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual receipts.

The N&CG Committee was not requested to and did not approve any transactions required to be reported under applicable SEC rules in fiscal 2018.

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SECURITY OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

The following table sets forth as of May 31, 2018 ownership of Company common stock by members of the Board, each Named Executive Officer of the Company listed in the “Summary Compensation Table” individually and all members of the Board and all executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified possesses sole voting and investment power with respect to his or her shares.

Name of Beneficial Owner	Amount and nature of beneficial ownership	(1)	Percent of class
Joseph Armes	254,368	(2)	1.6%
Luke Alverson	17,181		*
Gregg Branning	30,870		*
Michael Gambrell	11,751		*
Terry Johnston	3,016		*
Linda Livingstone	6,442		*
William Quinn	14,832		*
Robert Swartz	7,443		*
Kent Sweezey	3,250		*
All members of the Board and officers as a group (9 individuals)	349,153		2.2%
*

Less than 1%.

(1)

Beneficial ownership has been determined in accordance with SEC rules and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of and under the voting and investment power of a spouse of an executive officer or director have been excluded. For each person or group, also includes any securities that person or group has the right to acquire within 60 days pursuant to stock options under certain Company stock option and incentive plans. The address of each individual is 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240.

(2)

Includes 97,932 shares of common stock that Mr. Armes has the right to acquire within 60 days pursuant to stock options. Also includes 9,502 shares owned by a family limited partnership of which Mr. Armes and his spouse are 50% owners of the general partner.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following stockholders reported to the SEC that they beneficially own more than 5% of the Company’s common stock. The information is presented as of March 31, 2018 and is based on stock ownership reports on Schedule 13G filed with the SEC and subsequently provided to us. We know of no other stockholder holding 5% or more of the Company’s common stock.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	(1)	Percent of class
Wells Fargo & Company 420 Montgomery Street San Francisco, California 94163	1,188,541	(2)	7.4%
T. Rowe Price Associates, Inc. 100 E. Prat Street Baltimore, Maryland 21202	1,005,050	(3)	6.2%
Janus Henderson Group plc 201 Bishopsgate EC2M 3AE United Kingdom	964,571	(4)	6.0%
American Century Investment Management, Inc. 4500 Main Street, 9th Floor Kansas City, Missouri 64111	888,370	(5)	5.6%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	861,413	(6)	5.4%
Zuckerman Investment Group, LLC 155 N. Wacker Drive, Suite 1700 Chicago, Illinois 60606	808,963	(7)	5.1%
(1)

Beneficial ownership has been determined in accordance with SEC rules.

(2)

Based on a Schedule 13G filed with the SEC on January 29, 2018. The filing indicates sole voting power for 13,179 shares, shared voting power for 264,001 shares, sole dispositive power for 13,179 shares and shared dispositive power for 1,152,032 shares.

(3)

Based on a Schedule 13G filed with the SEC on February 14, 2018. The filing indicates that T. Rowe Price Associates, Inc. has sole voting power for 156,140 shares, and sole dispositive power for 1,005,050 shares.

(4)

Based on a Schedule 13G filed with the SEC on February 12, 2018. The filing indicates that Janus Henderson Group plc has an indirect 97.11% ownership stake in Intech Investment Management LLC, and a 100% ownership stake in Janus Capital Management LLC, Perkins Investment Management LLC, Geneva Capital Management LLC, Henderson Global Investors Limited, Janus Henderson Investors Australia Institutional Funds Management Limited and Henderson Global Investors North America Inc. Due to the above ownership structure, holdings for such entities are aggregated for purposes of reporting. The filing indicates shared voting power for 964,571 shares and shared dispositive power for 964,571 shares.

(5)

Based on a Schedule 13G filed with the SEC on February 9, 2018. The filing indicates that American Century Investment Management, Inc., American Century Companies, Inc. and Stowers Institute for Medical Research have sole voting power for 831,021 shares and sole dispositive power for 888,370 shares.

(6)

Based on a Schedule 13G filed with the SEC on January 23, 2018. The filing indicates sole voting power for 836,264 shares and sole dispositive power for 861,413 shares.

(7)

Based on a Schedule 13G/A filed with the SEC on February 14, 2018. The filing indicates that Zuckerman Investment Group, LLC, Zig Holding, LLC, Sherwin A. Zuckerman and Daniel R. Zuckerman have shared voting power for 808,963 shares and shared dispositive power for 808,963 shares.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any person beneficially owning more than 10% of the Company’s common stock to file reports of ownership and any changes in ownership with the SEC. Based solely on the Company’s review of reports furnished to the Company and representations provided to the Company by persons required to file reports under Section 16 of the Exchange Act, the Company’s directors, executive officers and greater than 10% beneficial owners properly and timely complied with their Section 16(a) filing requirements during the fiscal year ended March 31, 2018.

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PROPOSAL THREE: AMEND THE CHARTER TO REMOVE SUPERMAJORITY VOTE REQUIREMENTS

At the Annual Meeting, our stockholders will be asked to consider a proposal to approve amendments (the “Charter Amendments”) to our Charter to:

1.

remove the two-thirds supermajority vote requirement for the adoption, amendment or repeal of any provision inconsistent with Articles V, VI and VII of the Charter;

2.

remove the two-thirds supermajority vote requirement for stockholders to remove directors from office as set forth in Article VII of the Charter; and

3.

make non-substantive, conforming changes (all of which are reflected in the exerpt of the Charter included as Annex A to this proxy statement).

If this Proposal Three is adopted and becomes effective, at future meetings of stockholders, the affirmative vote of the holders of a majority of the voting power of the Company’s outstanding voting stock, voting together as a single class, will be required for any corporate action to be taken by stockholders. “Voting stock” means stock of the Company of any class or series entitled to vote generally in the election of directors.

Annex A to this proxy statement shows the changes contemplated by the proposed Charter Amendments. If approved by our stockholders, the Charter Amendments will become effective upon the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which would occur promptly following the approval of this Proposal Three at the Annual Meeting.

The description of the proposed Charter Amendments above is only a summary and is qualified in its entirety by reference to the actual text of the proposed Charter Amendments included in Annex A to this proxy statement.

Our Bylaws also include a supermajority vote requirement for stockholders to amend our Bylaws. Our Board has approved an amendment to Section 6.3 of our Bylaws to reduce this two-thirds supermajority vote requirement to a majority vote requirement. If our stockholders approve this Proposal Three, the proposed amendment to the Bylaws will become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Annex B to this proxy statement shows the changes contemplated by the proposed amendment to Section 6.3 of the Bylaws.

Reasons for Removing Supermajority Vote Requirements

Supermajority vote requirements are intended to facilitate corporate governance stability by requiring broad stockholder consensus to effect certain changes, protecting against self-interested action by large stockholders, and encouraging potential acquirers to negotiate directly with the Board. The Company became an independent, publicly-traded in October 2015, and in the past, and consistent with these motives, our Board had determined that maintaining supermajority vote provisions was in the best interests of the Company and its stockholders.

As corporate governance standards have evolved, many investors and commentators now view these provisions as limiting a board’s accountability to stockholders and the ability of stockholders to effectively participate in corporate governance. Removing supermajority vote requirements will enhance the ability of stockholders to participate in the governance of the Company and align the Company’s governance structure with recognized best practices. After weighing these factors, the Board determined that removing the supermajority vote requirements would be in the best interests of the Company and its stockholders.

Required Vote and Recommendation

Approval of this Proposal Three requires the affirmative vote of two-thirds of the outstanding shares of our common stock. Abstentions and broker-non votes will have the same effect as votes against this Proposal Three. If this Proposal Three is not approved, the current supermajority voting requirements described above will remain in place.

The Board recommends that you vote “FOR” approving the Charter Amendments to remove the supermajority vote requirements.

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PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019

The Audit Committee has approved Grant Thornton LLP (“GT”) to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

We are asking our stockholders to ratify the appointment of GT as our independent registered public accounting firm. SEC regulations and the Nasdaq listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

Required Vote and Recommendation

The proposal to ratify the appointment of GT to serve as the Company’s independent registered public accounting firm for fiscal 2019 requires the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal. Therefore, abstentions will have no effect on the proposal. Additionally, broker non-votes will not be considered to have voted on this proposal, and therefore will have no effect on the proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” ratifying the appointment of GT unless you instruct otherwise on the proxy or unless you withhold authority to vote.

The Board recommends that you vote “FOR” the ratification of appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal 2019.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company consists of four independent directors: William Quinn (Chair), Terry Johnston, Robert Swartz and Kent Sweezey. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee met five times in fiscal 2018.

Management has primary responsibility for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on this audit. The Audit Committee’s responsibility is to monitor and oversee this process, including the engagement of the independent auditors, the pre-approval of their annual audit plan and the review of their annual audit report.

In this context, the Audit Committee has reviewed and held detailed discussions with management, including the executive leadership team and internal audit staff, on the Company’s consolidated financial statements and matters relating to the Company’s internal control over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company for the period described. The Audit Committee has relied upon this representation without any independent verification, except for the work of GT, the Company’s independent registered public accounting firm. The Audit Committee also discussed these statements with GT, both with and without management present, and has relied upon their reported opinion on these financial statements.

The Audit Committee further discussed with GT matters required to be discussed by Auditing Standard No. 1301, “Communication with Audit Committees” as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from GT the written disclosures and letter required by applicable requirements of the PCAOB regarding GT’s communications with the Audit Committee concerning its independence, and has discussed with GT its independence from the Company and its management.

Based on these reviews and discussions, including the Audit Committee’s specific review with management of the Company’s Annual Report and based upon the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report filed with the SEC.

William Quinn, Chair
Terry Johnston
Robert Swartz
Kent Sweezey

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OTHER AUDIT INFORMATION

Relationship with Independent Registered Public Accounting Firm

The Audit Committee appointed GT to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019. In this role, GT audits the financial statements of the Company. Representatives from GT will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

Audit and Non-Audit Fees and Services

The following table summarizes the aggregate fees (excluding value added taxes) for professional services incurred by the Company for the audits of its fiscal 2018 financial statements and other fees billed to the Company by GT in fiscal 2018. In general, the Company retains GT for services that are related to or an extension of the Company’s annual audit.

	2018	2017
Audit Fees(1)	$1,510,528	$1,486,319
Audit Related Fees(2)	113,700	87,730
Total Audit Related Fees	1,624,228	1,574,049
Tax Compliance	―	150,653
Total Tax Fees	―	150,653
All Other Fees	―	―
TOTAL FEES	$1,624,228	$1,724,702
(1)

Represents fees for the audit of our annual financial statements, internal controls and review of our quarterly financial statements.

(2)

Represents professional services provided in connection with our employee stock ownership plan, the audit of the legacy pension plan for our employees, the audit of our Employee Savings Plan (401(k) plan), and due diligence services relating to acquisitions.

The Audit Committee pre-approved all the audit and non-audit fees described above for the year ended March 31, 2018 in accordance with its approval policy discussed below.

Audit Committee Approval Policy

The Audit Committee approves all proposed services and related fees to be rendered by the Company’s independent registered public accounting firm prior to their engagement. Services to be provided by the Company’s independent registered public accounting firm generally include audit services, audit-related services and certain tax services. All fees for the annual audit or audit-related services to be performed by the Company’s independent registered public accounting firm are itemized for the purposes of approval. The Audit Committee approves the scope and timing of the external audit plan for the Company and focuses on any matters that may affect the scope of the audit or the independence of the Company’s independent registered public accounting firm. In that regard, the Audit Committee receives certain representations from the Company’s independent registered public accounting firm regarding their independence and permissibility under the applicable laws and regulations of any services provided to the Company outside the scope of those otherwise allowed.

The Audit Committee may delegate its approval authority to the Chairman of the Audit Committee to the extent allowed by law. In the case of any delegation, the Chairman must disclose all approval determinations to the full Audit Committee as soon as possible after such determinations have been made.

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OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

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ANNEX A CHARTER AMENDMENTS TO REMOVE SUPERMAJORITY VOTE REQUIREMENTS

Below is marked text showing the effects of the Charter Amendments on excerpts from the Company’s Charter as described in Proposal Three. The full text of our Charter can be found on the SEC website at www.sec.gov as Exhibit 3.1 to our Current Report on Form 8-K filed on August 16, 2017. The complete Charter is also available on our website at www.cswindustrials.com under the “Investors — Corporate Governance” caption or upon request to the Secretary of the Company.

~~SECOND~~THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF CSW INDUSTRIALS, INC.

CSW Industrials, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1.

The name of the corporation is CSW Industrials, Inc.

2.

The corporation was originally incorporated under the name “CSWC NewCo Corp.” The Certificate of Incorporation of the corporation was originally filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on November 6, 2014; was amended by the Amendment to the Certificate of Incorporation filed with the Delaware Secretary of State on June 1, 2015; ~~and~~ was restated by the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on September 9, 2015; and was restated by the Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on August 16, 2017.

3.

This ~~Second~~Third Amended and Restated Certificate of Incorporation has been duly adopted by the directors and stockholders of the corporation in accordance with Sections 242 and 245 of the DGCL and shall become effective upon filing with the Secretary of State of the State of Delaware (the “Effective Time”).

4.

Pursuant to Sections 242 and 245 of the DGCL, effective as of the Effective Time, this ~~Second~~Third Amended and Restated Certificate of Incorporation amends and restates the provisions of the Second Amended and Restated Certificate of Incorporation of the corporation, as set forth below:

*****

ARTICLE V BYLAWS

The Board may make, adopt, amend, and repeal the Bylaws of the Company. Any Bylaw made or adopted by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Company. The Company may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least ~~two thirds~~a majority of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provision inconsistent with, this Article V. For the purposes of this Third Amended and Restated Certificate of Incorporation, “Voting Stock” means stock of the Company of any class or series entitled to vote generally in the election of directors.

ARTICLE VI ANNUAL AND SPECIAL MEETINGS; NO ACTION BY WRITTEN CONSENT

Section 1. Annual and Special Meeting. Subject to the rights of the holders of any series of Preferred Stock:

(a)

any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing of such stockholders; and

(b)

special meetings of stockholders of the Company may be called only by (i) the Chairman of the Board (the “Chairman”), (ii) the Chief Executive Officer of the Company or (iii) a majority of the total number of directors that the Company would have if there were no vacancies on the Board.

(c)

Business at Meetings. At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Company.

(d)

Amendment. Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least ~~two thirds~~a majority of the voting power of the outstanding Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article VI.

*****

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ARTICLE VII DIRECTORS

*****

Section 4. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock specified in a Preferred Stock Designation, any Classified Director may be removed from office only for cause by the affirmative vote of the holders of at least ~~two thirds~~a majority of the voting power of the outstanding Voting Stock, voting together as a single class, at any annual meeting or special meeting of the stockholders, the notice of which identifies any Classified Director proposed to be removed and states that the removal of such Classified Director is among the purposes of the meeting. Any director that is not a Classified Director may be removed with or without cause by the affirmative vote of at least ~~two thirds~~a majority of the voting power of the outstanding Voting Stock, voting together as a single class.

Section 5. Amendment. Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least ~~two thirds~~a majority of the voting power of the outstanding Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article VII.

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ANNEX B BYLAWS AMENDMENT TO REMOVE SUPERMAJORITY VOTE REQUIREMENT

The following is an excerpt of Article VI of our Bylaws. The full text of our Bylaws can be found on the SEC website at www.sec.gov as Exhibit 3.2 to our Current Report on Form 8-K filed on August 16, 2017. The complete Bylaws are also available on our website at www.cswindustrials.com under the “Investors — Corporate Governance” caption or upon request to the Secretary of the Company.

ARTICLE VI GENERAL

Section 6.1 Fiscal Year. The fiscal year of the Company will end on March 31 or such other date as may be fixed from time to time by the Board.

Section 6.2 Reliance Upon Books, Reports and Records. Each director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

Section 6.3 Amendments. Except as otherwise provided by law or by the Certificate or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time only by vote of the holders of at least ~~two thirds~~a majority of the Voting Stock, voting together as a single class.

Section 6.4 Forum for Adjudication of Disputes. Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) an action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Section 6.5 Certain Defined Terms. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Certificate.

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Map and Driving Directions to

Hilton Dallas Lincoln Centre

Instructions from Dallas/Fort Worth International Airport (DFW):

■

Take the north exit from the airport to I-635 heading east

■

Exit Dallas Parkway/Montfort Drive/Dallas North Tollway South/Inwood Road and continue on the access road

■

The Hilton Dallas Lincoln Centre is on the right, just past the Dallas North Tollway

Instructions from Downtown Dallas:

■

Take the Dallas North Tollway heading north

■

Exit Harvest Hill Road and turn right onto Harvest Hill Road

■

The Hilton Dallas Lincoln Centre is on the left

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Joseph Armes 02) Robert Swartz

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To approve, by non-binding vote, executive compensation.	☐	☐	☐
3. The amendment of the charter to remove super majority vote requirements.	☐	☐	☐
4. The ratification of Grant Thornton LLP to serve as independent registered public accounting firm for the fiscal year ended March 31, 2019.	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees in item 1 and FOR items 2, 3 and 4. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000384591_1 R1.0.1.17

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

CSW INDUSTRIALS, INC.

This proxy is solicited on behalf of the Board of Directors

Annual Meeting of Stockholders

August 14, 2018

The stockholder(s) hereby appoint(s) Joseph Armes and Robert Swartz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CSW INDUSTRIALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 a.m., Central Time on August 14, 2018, at the Hilton Dallas Lincoln Centre, and any adjournment or postponement thereof.

Participants holding shares in the CSW Industrials, Inc. ESOP: By marking, signing and dating this card or submitting your voting instruction by telephone or internet, you are instructing Newport Trust Company, the ESOP trustee, to vote the shares of CSW Industrials, Inc. common stock allocated to your ESOP account as instructed. All voting instructions from ESOP plan participants must be received no later than 11:59 P.M. Eastern Time on August 10, 2018. If your instructions are not received by such time, your ESOP shares will be voted as directed by the CSW Industrials, Inc. ESOP Committee.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 and 4.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000384591_2 R1.0.1.17